UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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Tiptree Financial Inc.

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Tiptree Financial Inc.

780 Third Avenue, 21st Floor

New York, New York 10017

October 4, 2013

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of Tiptree Financial Inc. This year’s meeting will be held on Thursday, November 7, 2013, at 4:00 p.m., local time, at 780 Third Avenue, 29th Floor, New York, NY 10017.

On or about October 4, 2013, we are delivering the attached proxy statement, with the accompanying formal notice of the meeting, which describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to vote on the matters described in the accompanying proxy statement. If you wish to attend the annual meeting in person, you must reserve your seat by October 31, 2013 by contacting us at (212) 446-1400 or IR@tiptreefinancial.com. Additional details regarding requirements for admission to the Annual Meeting are described in the attached proxy statement under the heading “How do I obtain admission to the Annual Meeting?”

Your vote is important. Whether you plan to attend the meeting or not, please vote either over the Internet, by toll-free telephone or by completing the enclosed proxy card and returning it as promptly as possible. You may continue to have your shares of common stock voted as instructed over the Internet, by toll-free telephone or in the proxy card, or you may change your vote either by voting again before 11:59 p.m., Eastern Time, on November 6, 2013, the time at which the Internet and telephone voting facilities close, or, if you attend the meeting, by submitting a proxy card prior to or at the meeting.

Sincerely,

/s/ Geoffrey N. Kauffman
Geoffrey N. Kauffman
President and Chief Executive Officer

TIPTREE FINANCIAL INC.

780 Third Avenue

21st Floor

New York, NY 10017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are hereby invited to attend the 2013 Annual Meeting of Stockholders of Tiptree Financial Inc.

WHEN	Thursday, November 7, 2013, at 4:00 p.m., local time.

WHERE	780 Third Avenue, 29th Floor, New York, NY 10017. If you wish to attend the annual meeting in person, you must reserve your seat by October 31, 2013 by contacting us at (212) 446-1400 or IR@tiptreefinancial.com. Additional details regarding requirements for admission to the Annual Meeting are described in the attached proxy statement under the heading “How do I obtain admission to the Annual Meeting?”

ITEMS OF BUSINESS	•	To elect six (6) directors to serve until their successors are duly elected and qualified (Proposal 1);

•	To approve the Tiptree Financial Inc. 2013 Omnibus Incentive Plan (Proposal 2);

•	To ratify the selection of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal 3); and

•	To conduct such other business as may properly come before the meeting or any adjournment or postponement thereof.

RECORD DATE	Stockholders of record as of the close of business on September 18, 2013 will be entitled to notice of and to vote at the 2013 Annual Meeting of Stockholders.

VOTING BY PROXY OR PROXY AUTHORIZATION	Tiptree Financial Inc., on behalf of the Board of Directors, is soliciting your proxy to ensure that a quorum is present and that your shares are represented and voted at the 2013 Annual Meeting of Stockholders. Whether or not you plan to attend the annual meeting, please vote either over the Internet, by toll-free telephone or by completing, signing, dating and promptly returning the enclosed proxy card in the postage-prepaid envelope provided. For specific instructions on voting, please refer to the instructions on the proxy card or the information forwarded by your broker, bank or other holder of record. If you attend the annual meeting, you may vote in person if you wish, even if you have previously voted. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

RECOMMENDATIONS	The Board of Directors recommends that you vote “FOR” each nominee for director (Proposal 1); and “FOR” each of Proposal 2 and Proposal 3.

We encourage you to receive all proxy materials in the future electronically to help us save printing costs and postage fees, as well as natural resources in producing and distributing these materials. If you wish to receive these materials electronically next year, please follow the instructions on the proxy card.

By Order of our Board of Directors,

/s/ Neil C. Rifkind
Neil C. Rifkind
Vice President, General Counsel and Secretary

New York, New York

October 4, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING TO BE HELD ON NOVEMBER 7, 2013:

Our Proxy Statement is attached. Financial and other information concerning Tiptree Financial Inc. (“Tiptree”) is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including financial statements, filed with the Securities and Exchange Commission (“SEC”) on March 25, 2013 (the “2012 10-K”). The following information is contained in our Current Report on Form 8-K filed with the SEC on September 17, 2013: (i) Tiptree Financial Partners, L.P. (“TFP”) Selected Consolidated Financial Data as of and for the three and six months ended June 30, 2013, consisting of TFP’s Consolidated Financial Statements (unaudited) and Notes to Consolidated Financial Statements (unaudited); (ii) Management’s Discussion and Analysis of Financial Condition and Results of Operations of TFP for the second quarter of 2013; and (iii) Unaudited Pro Forma Condensed Combined Balance Sheet of TFP as of June 30, 2013, giving effect to the Contribution Transactions (as defined in the accompanying proxy statement) as if they had occurred on such date, and Unaudited Pro Forma Condensed Combined Statements of Operations of TFP for the three and six months ended June 30, 2013, giving effect to the Contribution Transactions as if they had occurred on January 1, 2013. Under rules issued by the SEC, we are providing access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. The proxy materials and our Annual Report are available at http://www.proxyvote.com.

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TIPTREE FINANCIAL INC.

780 Third Avenue

21st Floor

New York, NY 10017

PROXY STATEMENT

FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

to be held on November 7, 2013

This proxy statement is furnished by Tiptree Financial Inc. to our stockholders in connection with the solicitation of proxies by our Board of Directors for use at the 2013 annual meeting of stockholders (the “Annual Meeting”) to be held on Thursday, November 7, 2013, at 4:00 p.m., local time, at 780 Third Avenue, 29th Floor, New York, NY 10017, and at any and all postponements or adjournments of our Annual Meeting. References in this proxy statement, unless the context requires otherwise, to “Tiptree,” the “Company,” “we,” “our,” “ours,” and “us” refer to Tiptree Financial Inc. and our consolidated subsidiaries. This proxy statement and form of proxy solicited on behalf of the Board of Directors is first being sent to our stockholders on or about October 4, 2013.

On July 1, 2013, Care Investment Trust Inc. (which, for the period prior to July 1, 2013, we refer to as “Care Inc.”) completed a combination with Tiptree Financial Partners, L.P. (“TFP”) pursuant to the Contribution Agreement, dated as of December 31, 2012 (as amended, the “Contribution Agreement”), among Care Inc., TFP and Tiptree Operating Company, LLC (the “Operating Subsidiary”). Pursuant to the Contribution Agreement, Care Inc. contributed substantially all of its assets to the Operating Subsidiary in exchange for 10,289,192 common units in the Operating Subsidiary (representing an approximately 25% interest in the Operating Subsidiary), and TFP contributed substantially all of its assets (excluding shares of our Class A Common Stock owned by TFP) to the Operating Subsidiary in exchange for 31,147,371 common units in the Operating Subsidiary (representing an approximately 75% interest in the Operating Subsidiary) and 31,147,371 shares of our newly classified Class B Common Stock (the “Contribution Transactions”).

On July 1, 2013, immediately prior to closing the Contribution Transactions, Care Inc. filed its Fourth Articles of Amendment and Restatement with the Maryland Department of Assessments and Taxation in order to, among other things, (i) change our name from “Care Investment Trust Inc.” to “Tiptree Financial Inc.”, (ii) rename our common stock as “Class A common stock”, with no change to the economic or voting rights of such stock, (iii) reclassify 50,000,000 authorized and unissued shares of our common stock as Class B common stock, and (iv) remove certain provisions related to our qualification as a real estate investment trust (“REIT”). References in this proxy statement to “common stock” refer to both our Class A common stock and Class B common stock.

As a result of the Contribution Transactions, Tiptree is a diversified holding company whose subsidiaries hold and manage the assets of and operate the businesses we operated prior to the Contribution Transactions and those contributed by TFP on a consolidated basis. Through the Operating Subsidiary, our primary focus is on four sectors of financial services: insurance and insurance services; real estate; asset management; and specialty finance (including corporate, consumer and tax-exempt credit). Following the Contribution Transactions, the business formerly conducted by and management of Care Inc. is now conducted by Care Investment Trust LLC (“Care LLC”), our subsidiary, by the same management team.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the meeting?

At the Annual Meeting, stockholders will be asked to vote on:

•

the election of two Class I directors to serve for a term expiring at the 2014 annual meeting of stockholders, two Class II directors to serve for a term expiring at the 2015 annual meeting of stockholder and two Class III directors to serve for a term expiring at the 2016 annual meeting of stockholders (Proposal 1);

•	approval of the Tiptree Financial Inc. 2013 Omnibus Incentive Plan (Proposal 2);

•	the ratification of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal 3); and

•	any other matters that may properly be brought before the Annual Meeting or at any adjournments or postponements thereof.

How does the Board of Directors recommend I vote on these proposals?

The Board of Directors recommends a vote:

•

“FOR” the election of the following six (6) nominees to the Board of Directors: Michael G. Barnes, William A. Houlihan, Jonathan Ilany, Geoffrey N. Kauffman, Richard A. Price and Bradley E. Smith (Proposal 1);

•	“FOR” approval of the Tiptree Financial Inc. 2013 Omnibus Incentive Plan (Proposal 2); and

•	“FOR” the ratification of the selection of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal 3).

Who is entitled to vote at the meeting?

If our records show that you were a holder of our common stock at the close of business on September 18, 2013, which is referred to in this proxy statement as the “record date,” you are entitled to receive notice of the meeting and to vote the shares of common stock that you held on the record date.

How many shares can vote?

As of the close of business on the record date, 10,246,020 shares of Class A common stock and 31,147,371 shares of Class B common stock of the Company were issued and outstanding and entitled to vote. There are no other classes of voting securities outstanding. You are entitled to one (1) vote for each share of Class A or Class B common stock you held as of the close of business on the record date.

What constitutes a quorum?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented at the Annual Meeting. As of the close of business on September 18, 2013, the record date, there were 41,393,391 shares outstanding and entitled to vote. Thus, 20,696,696 shares must be represented at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum if you vote in person at the Annual Meeting or if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee). Additionally, abstentions and broker non-votes will also be counted towards the quorum requirement. If there is no quorum, the Chairman of the Annual Meeting may adjourn the meeting until a later date.

How do I obtain admission to the Annual Meeting?

All stockholders at the close of business on the Record Date are invited to attend the Annual Meeting. All stockholders planning to attend the Annual Meeting in person must reserve a seat by October 31, 2013 by contacting us at (212) 446-1400 or IR@tiptreefinancial.com. For admission, stockholders should come to the Annual Meeting check-in area no less than 15 minutes before the Annual Meeting is scheduled to begin. Stockholders of record should bring a form of photo identification so their share ownership can be verified. A beneficial owner holding shares in “street name” must also bring an account statement or letter from his or her bank or brokerage firm showing that he or she beneficially owns shares as of the close of business on the record date, along with a form of photo identification. The Annual Meeting will begin at 4:00 p.m., local time.

How do I vote?

For Proposal 1 (election of directors), you may either vote “FOR” all of the nominees to the Board of Directors or you may “WITHHOLD” your vote for all of the nominees or for any nominee that you specify. For each of Proposal 2 (approval of the Company’s 2013 Omnibus Incentive Plan) and Proposal 3 (ratification of the appointment of KPMG), you may vote “FOR” or “AGAINST” such proposal or “ABSTAIN” from voting. The procedures for voting are set forth below:

Stockholder of Record: Shares Registered in Your Name.    If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by giving your proxy authorization over the Internet, by telephone or by properly completing, signing and dating the accompanying proxy card where indicated and mailing the card in the postage paid envelope provided. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy or to give your proxy authorization to ensure that your votes are counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy or given your proxy authorization.

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VOTE BY INTERNET — You may vote by internet at www.proxyvote.com. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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VOTE BY PHONE — You may vote by calling 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

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VOTE BY MAIL — Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Tiptree Financial Inc., Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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VOTE IN PERSON — You may vote in person by attending the Annual Meeting. At the meeting, you will need to request a ballot to vote. See “How do I obtain admission at the Annual Meeting” for additional information.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee.    If your shares of common stock are held by a broker, bank or other nominee (i.e., in “street name”), you will receive instructions from your nominee, which you must follow in order to have your shares of common stock voted. Such stockholders who wish to vote in person at the Annual Meeting will need to obtain a proxy form from the broker, bank or other nominee that holds their shares of common stock of record.

How is my vote counted?

If you vote through the Internet, by phone or properly execute the accompanying proxy card, and if we receive it by 11:59 p.m., Eastern Time, on November 6, 2013, the shares of common stock that the proxy represents will be voted in the manner specified on the proxy. If no specification is made in the proxy, your shares of common stock that the proxy represents will be voted in accordance with the recommendations of our Board of Directors set forth in this proxy statement. It is not anticipated that any matters other than those set forth in the proxy statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. In addition, no stockholder proposals or nominations were received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

What vote is needed to approve each proposal?

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For Proposal 1 (election of directors), the vote of a plurality of all of the votes cast at the Annual Meeting, assuming a quorum is present, is required for the election of a director. Therefore, the six nominees for director receiving the most “FOR” votes will be elected. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

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For Proposal 2 (approval of the Company’s 2013 Omnibus Incentive Plan), the affirmative vote of a majority of all of the votes cast at the Annual Meeting, assuming a quorum is present, is required for approval of Proposal 2. For purposes of the vote on Proposal 2, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

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For Proposal 3 (ratification of the appointment of KPMG), the affirmative vote of a majority of all of the votes cast at the Annual Meeting, assuming a quorum is present, is required for approval of Proposal 3. For purposes of the vote on Proposal 3, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

How are “broker non-votes” and abstentions treated for purposes of the proposals?

Abstentions do not constitute a vote “for” or “against” any matter being voted on at the Annual Meeting and will not be counted as “votes cast.” Therefore, abstentions will have no effect on any of the proposals. “Broker non-votes” will be treated in the same manner as abstentions for purposes of the Annual Meeting. Brokers, banks, or other nominees that have not received voting instructions from their clients cannot vote on their clients’ behalf with respect to “non-routine” proposals, but may vote their clients’ shares on “routine” proposals. Proposal 1 (election of directors) and Proposal 2 (approval of the Company’s 2013 Omnibus Incentive Plan) are non-routine proposals. Conversely, Proposal 3 (ratification of appointment of KPMG) is a routine proposal. In the event that a broker, bank, or other nominee indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes. Abstentions and broker non-votes will be treated as present for the purpose of determining the presence of a quorum.

What other information is part of this proxy statement?

The proxy materials include a letter to stockholders and our 2012 Annual Report which is comprised of the 2012 10-K. The 2012 10-K and this Notice and Proxy Statement and Form of Proxy are available, free of charge, on our website at http://www.tiptreefinancial.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement. You may also obtain a copy of our 2012 Annual Report or the 2012 10-K, free of charge, by directing your request in writing to Tiptree Financial Inc., 780 Third Avenue, 21st Floor, New York,

NY, 10017, Attn: Secretary, or by calling our corporate number at (212) 446-1400. Our other filings made with the SEC, including those relating to and describing the Contribution Transactions and TFP and its historical financial results, are also accessible on our website and available at no charge on the SEC’s website at http://www.sec.gov.

Can I change my vote after I submit my proxy card or give instructions over the Internet or telephone?

Yes. If you are the record holder of your shares, you may revoke your proxy in one of three ways:

•	filing a written notice revoking the proxy with our Secretary at our address;

•	signing and forwarding to us a proxy with a later date; or

•	appearing in person and voting by ballot at the Annual Meeting.

Whether or not you vote using a traditional proxy card, through the Internet or by telephone, you may use any of those three methods to change your vote. Accordingly, you may change your vote either by submitting a proxy card prior to or at the Annual Meeting or by voting again before 11:59 p.m., Eastern Time, on November 6, 2013, the time at which the Internet and telephone voting facilities close. The later submitted vote will be recorded and the earlier vote revoked. If you attend the Annual Meeting, you may vote in person whether or not you have previously given a proxy, but your presence (without further action) at the meeting will not constitute revocation of a previously given proxy.

If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee.

How can I determine the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final results will be announced in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the conclusion of the Annual Meeting.

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of our Board of Directors. We will pay the cost of the solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies personally or by telephone.

No person is authorized on our behalf to give any information or to make any representations with respect to the proposals other than the information and representations contained in this proxy statement, and, if given or made, such information and/or representations must not be relied upon as having been authorized and the delivery of this proxy statement shall, under no circumstances, create any implication that there has been no change in our affairs since the date hereof.

Can I obtain a list of stockholders entitled to vote at the Annual Meeting?

At the Annual Meeting, and at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the meeting will be available at our principal office, 780 Third Avenue, 21st Floor, New York, NY, 10017, during regular business hours. Stockholders of record may inspect the list for proper purposes during normal business hours.

Who should I contact if I have any questions?

If you have any questions about the Annual Meeting, this proxy statement, our proxy materials or your ownership of the Company’s common stock, please direct your request in writing to Tiptree Financial Inc., 780 Third Avenue, 21st Floor, New York, NY, 10017, Attn: Secretary, or call our corporate number at (212) 446-1400.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors currently consists of six members, all of whom are nominated for election at the Annual Meeting. All six directors who are nominated for election were recommended by our Compensation, Nominating and Corporate Governance (“CNG”) Committee. Each nominee was elected at the Company’s previous annual meeting, other than Richard A. Price and Bradley E. Smith, both of whom were appointed on July 1, 2013 in connection with the consummation of the Contribution Transactions to fill vacancies created by resignations of previously elected directors. All nominees for director have consented to be named and have agreed to serve as directors if elected. We have no reason to believe that any of the nominees will be unable to accept election as a director. However, in the event that one or more nominees are unable or unwilling to accept election or are unable to serve for any reason, the persons named as proxies or their substitutes will have authority, according to their judgment, to vote or refrain from voting for such substitute as may be designated by the Board of Directors.

Pursuant to our Fourth Articles of Amendment and Restatement (the “Charter”), upon the election of directors at the Annual Meeting, the directors shall be classified, with respect to the terms for which they severally hold office, into three classes, as nearly equal in number as possible as determined by the Board, one class (Class I, consisting of Bradley E. Smith and Richard A. Price ) to hold office initially for a term expiring at the 2014 annual meeting of stockholders, another class (Class II, consisting of Michael G. Barnes and William A. Houlihan) to hold office initially for a term expiring at the 2015 annual meeting of stockholders and another class (Class III, consisting of Jonathan Ilany and Geoffrey N. Kauffman) to hold office initially for a term expiring at the 2016 annual meeting of stockholders, with the members of each class to hold office until their successors are duly elected and qualified. Following the foregoing transition period, the term of each class of directors is three years, with the term for one class expiring each year in rotation. As a result, beginning with the 2014 annual meeting of stockholders, one class of directors will be elected at each annual stockholders’ meeting for a term of three years and to hold office until their successors are elected and qualified or until their earlier death, removal or resignation.

Our bylaws provide that a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number of directors shall never be less than one (1), which is the minimum number required by the Maryland General Corporation Law, nor more than fifteen (15).

Information Regarding the Nominees for Election

The following table and biographical descriptions set forth certain information, as of October 4, 2013, with respect to each nominee for election as director at the Annual Meeting, all of whom currently serve as directors.

Name	Age	Director Since
Class I
Richard A. Price (Chairman of the CNG Committee)	66	July 2013
Bradley E. Smith	56	July 2013

Class II
Michael G. Barnes (Chairman of the Board and Executive Chairman)	47	August 2010
William A. Houlihan (Chairman of the Audit Committee and Lead Director)	58	August 2010

Class III
Jonathan Ilany	60	August 2010
Geoffrey N. Kauffman (Vice Chairman of the Board and President and Chief Executive Officer)	55	August 2010

Bradley E. Smith has been a member of our Board of Directors since July 2013. Mr. Smith was a member of the board of directors of TFP from June 2007 to July 2013. Mr. Smith is a founder and owner of Kahala Capital Advisors LLC, a private investment firm with offices in Honolulu and Tokyo established in 2000; and a founder of Kahala Aviation Ltd., a commercial aircraft leasing company. Prior to Kahala Capital, Mr. Smith worked for almost 20 years in banking in New York and Asia. He was employed from 1995 until 2000 at Bear, Stearns & Co., Inc. where he started that company’s credit derivatives businesses in New York, and later as a Senior Managing Director, based in Tokyo managing the firm’s regional fixed income and derivative businesses. Before Bear Stearns, Mr. Smith spent 10 years with Bankers Trust Company as a syndicate manager in BT’s loan syndications group. Afterwards, he transferred to Tokyo and Hong Kong, where he was involved in BT’s credit trading businesses in Asia. In his last position at Bankers Trust, Mr. Smith was a founder of Banker Trust's credit derivatives business in 1992. Mr. Smith began his banking career at Marine Midland Bank in New York City in 1981. He is also director of Tricadia Strategies, Ltd. Mr. Smith holds a B.A. from St. Joseph’s University and an M.B.A. from the American Graduate School of International Management.

Mr. Smith was selected and qualified to serve as a member of our Board of Directors because of his extensive senior level experience in the financial services industry.

Richard A. Price has been a member of our Board of Directors since July 2013 and currently serves as Chairman of the CNG Committee. Mr. Price was a member of the board of directors of TFP from August 2010 to July 2013. From 2008 until 2009, he served as Chairman of the Board for CIFG Group, a Bermuda-based holding company with two financial guaranty insurance subsidiaries. From 2005 until 2007, Mr. Price held a variety of roles with Zurich Insurance Company, a global insurance-based financial services provider based in Zurich, Switzerland. Mr. Price served as a director and chief executive officer of Centre Re, a wholly-owned subsidiary of Zurich Insurance Company, which operated in three non-traditional insurance sectors: finite insurance, financial guaranty insurance and long-term care and disability insurance. Mr. Price also served as chief executive officer of Zurich Capital Markets and as a director of Zurich Bank, Dublin, a major commercial real estate lender in England and Ireland, where he served as chairman of the audit and compensation committees. Mr. Price founded CGA Group, Ltd. in 1996, a Bermuda holding company, for which he served as chief executive officer until 2001. From 1985 until 1996, Mr. Price served a variety of roles with FGIC, a bond insurance company. Mr. Price led FGIC’s entry into the structured finance markets in 1987 after managing FGIC’s non-vanilla municipal finance business from 1985 until 1987. From 1970 until 1985, Mr. Price worked in banking for Chemical Bank & Bankers Trust. Mr. Price received his Bachelor of Science degree in engineering from Cornell University and his Master’s of Business Administration from the Wharton School of Business.

Mr. Price was selected and qualified to serve as a member of our Board of Directors because of his extensive, senior experience in the specialty insurance industry and the structured finance markets and his prior board experience.

Michael G. Barnes has been a member of our Board of Directors since August 2010, and he currently serves as the Chairman of our Board of Directors as well as the Executive Chairman of our Company. He has been the Chairman of TFP since its inception in 2007 and served as the Chief Executive Officer of TFP from 2007 until June 2012. Mr. Barnes is a founding partner of Tricadia Holdings, L.P. (“Tricadia”) and its affiliated companies, which are privately held and provide investment management services. Prior to the formation of Tricadia in 2003, Mr. Barnes spent two years as Head of Structured Credit Arbitrage within UBS Principal Finance LLC, a wholly owned subsidiary of UBS Warburg, which conducted proprietary trading on behalf of the firm. Mr. Barnes joined UBS in 2000 as part of the merger between UBS and PaineWebber Inc. Prior to joining UBS, Mr. Barnes was a Managing Director and Global Head of the Structured Credit Products Group of PaineWebber. Prior to joining PaineWebber in 1999, he spent 12 years at Bear, Stearns & Co. Inc., the last five of which he was head of their Structured Transactions Group. Mr. Barnes received his A.B. from Columbia College.

Mr. Barnes was selected and qualified to serve as a member of our Board of Directors because of his extensive senior level experience in the investment management industry, including with respect to the management of credit and real estate assets, and for his experience in developing emerging and transitional companies and TFP’s ownership interest in our Company.

Geoffrey N. Kauffman has been a member of our Board of Directors since August 2010, and he currently serves as Vice Chairman of our Board of Directors as well as our President and Chief Executive Officer. Mr. Kauffman is an executive officer, member of the executive committee and board member for the Company’s subsidiaries, including: Vice Chairman of Philadelphia Financial Group, Inc.; President and Chief Executive Officer of Muni Funding Company of America, LLC; and President and Chief Executive Officer of Tiptree Asset Management Company, LLC (“TAMCO”). Mr. Kauffman also served as President and Chief Operating Officer of TFP from inception in 2007 to June 2012 when he became President and Chief Executive Officer. Mr. Kaufman was a director of TFP from inception in 2007 until July 2013. Prior to joining TFP at its inception in 2007 and, beginning in 2005, Mr. Kauffman was a Managing Director of Tricadia, where he was responsible for, among other things, launching businesses such as TFP. Mr. Kauffman was made a partner of Tricadia in 2011, and remains a partner, although he does not engage in any investment advisory activities related to Tricadia. Prior to joining Tricadia, from 2002 to 2004, Mr. Kauffman was a partner with the Shidler Group, with his primary focus being the development of a credit derivative products company. Before joining the Shidler Group, from 1997 until 2001, Mr. Kauffman was involved in the launch of the CGA Group of companies, which originated financial guarantee contracts. From 1997 until 1999, he was the President, Chief Underwriting Officer and Principal Representative of CGA Bermuda, Ltd, the CGA Group’s Bermuda-based insurance subsidiary. From 2000 until 2001, he was the President and Chief Executive Officer of CGA Investment Management. Prior to joining CGA, Mr. Kauffman was at AMBAC and the MBIA / AMBAC International joint venture in 1995 and 1996, where he helped develop their international structured finance department. Prior to AMBAC, from 1989 until 1995, Mr. Kauffman was with FGIC’s ABS group and helped establish that business, focusing on CDOs, asset backed securities and multi-seller conduit programs. Prior to FGIC, Mr. Kauffman worked in the Investment Banking Division of Marine Midland Bank (now HSBC), where he focused on middle-market mergers and acquisitions and structured finance. Mr. Kauffman holds a B.A. (Psychology) from Vassar College and an M.B.A. (Finance) from Carnegie Mellon University.

Mr. Kauffman was selected and qualified to serve as a member of our Board of Directors because of his extensive senior level experience in the financial services industry, particularly with respect to credit, insurance and real estate assets, as well as his experience in developing emerging and transitional companies and TFP's ownership interest in our Company.

William A. Houlihan has been a member of our Board of Directors since August 2010, and he currently serves as Chairman of the Audit Committee and as our Lead Director. He has more than 30 years of business and financial experience. Mr. Houlihan has been the Chief Financial Officer of Amalgamated Bank, an FDIC insured commercial bank, since March 2013. Mr. Houlihan has been the Chairman of the Audit Committee and lead director of Five Oaks Investment Corp., a real estate investment trust that invests in residential mortgage-backed securities and residential mortgage loans since March 2013. Since 2009, he has served on the Board of Directors and as the financial expert on the Audit Committee of First Physicians Capital Group, Inc., a publicly-owned company that provides services to and owns investments in small hospitals and in 2013 became Chairman of the Audit Committee. Mr. Houlihan served on the Board of Directors of SNL Financial, a privately-held company that maintains database financial information on financial institutions, REITs, energy, media and other companies, from 2003 until 2010. During an eight-year period from 2001 until 2008, Mr. Houlihan was a private investor while he served as transitional Chief Financial Officer for several distressed financial services companies: Sixth Gear, Inc. from 2007 until 2008; Sedgwick Claims Management Services from 2006 until 2007; Metris Companies from 2004 until 2006; and Hudson United Bancorp from 2001 until 2003. Mr. Houlihan also worked as an investment banker at UBS during 2007, J.P. Morgan Securities from 2003 until 2004, KBW, Inc. from 1996 until 2001, Bear, Stearns & Co., Inc. from 1991 until 1996, and Goldman Sachs & Co. from 1981 until 1991. He also held several auditing and accounting positions from 1977 until 1981. Mr. Houlihan received a B.S., Magna Cum Laude in Accounting in 1977 from Manhattan College, became licensed as a Certified Public Accountant in 1979, and received his M.B.A. in Finance in 1983 from New York University Graduate School of Business.

Mr. Houlihan was selected and qualified to serve as a member of our Board of Directors because of his diverse business and financial experience, including with respect to his service on the boards of directors of other companies, his experience as a chief financial officer and his accounting background.

Jonathan Ilany has been a member of our Board of Directors since August 2010. He has been Chairman of the Board of Directors of Reliance First Capital, a privately owned mortgage company, since 2008. Since 2011, Mr. Ilany has served as a director of Rescap, a subsidiary of Ally Bank. Since 2005, Mr. Ilany has been a private investor and passive partner at Mariner Investment Group. Mr. Ilany was a partner at Mariner Investment Group from 2000 until 2005, responsible for hiring and setting up new trading groups, overseeing risk management, and serving as a senior member of the Investment Committee and Management Committee of the firm. From 1996-2000, Mr. Ilany was a private investor. From 1982 until 1995, Mr. Ilany was an employee of Bear Stearns & Co. From 1980 until 1982, Mr. Ilany worked at Merrill Lynch. From 1971 until1975, Mr. Ilany served in the armored corps of the Israeli Defense Forces and he was honorably discharged holding the rank of First Lieutenant. Mr. Ilany received his B.A. and M.B.A. from the University of San Francisco.

Mr. Ilany was selected and qualified to serve as a member of our Board of Directors because of his extensive risk management and senior managerial experience in the financial services industry, his board experience and his experience with investing in real estate and real estate-related assets.

Vote Required and the Recommendation of the Board

The vote of a plurality of all of the votes cast at the Annual Meeting, assuming a quorum is present, is necessary for the election of a director. Therefore, the six nominees for director receiving the most “FOR” votes will be elected. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

EACH NOMINEE.

Executive Officers

Set forth below is the background information regarding each of our executive officers as of October 4, 2013, other than Mr. Barnes and Mr. Kauffman, whose biographies are above under “Information Regarding Nominees for Election.”

Julia Wyatt, age 55, Julia Wyatt has been our Chief Financial Officer and the Chief Financial Officer of the Operating Subsidiary since July 2013. She also has served as Chief Financial Officer and Secretary of TFP since 2007. Ms. Wyatt is also the Chief Financial Officer of Tricadia, the Chief Financial Officer of Muni Funding Company of America, LLC and the Chief Financial Officer of TAMCO. Prior to joining Tricadia in 2005, from 1996 to 2005, Ms. Wyatt was the Chief Financial Officer of Havell Capital Management (“HCM”), a specialized investment management firm dedicated to managing funds in fixed income markets. During her tenure with HCM, Ms. Wyatt was responsible for all non-investment related aspects of the firm, including financial, legal, regulatory and client services. Prior to HCM, from 1992 to 1996, Ms. Wyatt was a senior member of the fixed income management group with Neuberger Berman. Previously, from 1987 to 1991, she was employed by Morgan Grenfell Capital Management, where she was the Treasurer and Director of Client Services. Ms. Wyatt was with

Deloitte & Touche from 1980 to 1988, spending the last two years in the Executive Office Research Department as a Senior Manager. Ms. Wyatt has a B.S. in Accounting from the University of Utah.

Patrick Huvane, age 44, has been our Chief Accounting Officer and the Chief Accounting Officer of the Operating Subsidiary since August 2013. He was our Principal Accounting Officer and the Principal Accounting Officer of the Operating Subsidiary from February 2013 to August 2013. Since 2007, Mr. Huvane has also been the Controller of TFP and employed by Mariner Investment Group LLC (“Mariner”). Mr. Huvane provides services to the Company and the Operating Subsidiary through an Administrative Services Agreement between BackOffice Services Group, Inc., an affiliate of Mariner, and the Operating Subsidiary. Prior to joining Mariner in 2007, Mr. Huvane was Controller at Axon Financial Services, Inc. (“Axon”) from 2006 to 2007. For the five years prior to joining Axon, Mr. Huvane was employed at Fletcher Asset Management, Inc. (“Fletcher”). During his tenure with Fletcher, Mr. Huvane held positions of increasing responsibility, including as Chief Financial Officer and Chief Compliance Officer. Prior to that date, Mr. Huvane also was at Credit Suisse and Sumitomo Bank. He began his career as an auditor at Ernst & Young in 1990. Mr. Huvane was a part-time adjunct faculty member of Manhattan College’s Department of Economics & Finance from 2008 to 2009. He is a Certified Public Accountant in New York and is also a CFA charterholder. Mr. Huvane has a B.S. in Accounting from Manhattan College and an M.B.A. in Finance from New York University’s Leonard N. Stern School of Business.

Neil C. Rifkind, age 47, has been our Vice President, General Counsel and Secretary and the Vice President, General Counsel and Secretary of the Operating Subsidiary since July 2013. From 2011 until July 2013, Mr. Rifkind was Special Counsel at the law firm of Schulte Roth & Zabel LLP, specializing in mergers and acquisitions and securities law. From 2006 through 2010, he was an associate at Schulte Roth & Zabel LLP. From 1998 until 2006, Mr. Rifkind was an associate at the law firm of Fried, Frank, Harris, Shriver & Jacobson LLP. Mr. Rifkind has a J.D. from Boston University School of Law, an M.A. in Philosophy from the University of Toronto and an A.B. in Philosophy from the University of Chicago.

CORPORATE GOVERNANCE MATTERS

This section of our proxy statement contains information about our corporate governance policies and practices. You can visit the corporate overview section of our corporate website at http://www.tiptreefinancial.com to view or to obtain copies of the Company’s Bylaws, Charter, Compensation, Nominating and Governance Committee (“CNG Committee”) Charter, Audit Committee Charter, Code of Business Conduct and Ethics, Code of Ethical Conduct, Corporate Governance Guidelines and Securities Trading Policy. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You may also obtain, free of charge, a copy of our Bylaws, Charter, CNG Committee Charter, Audit Committee Charter, Code of Business Conduct and Ethics, Code of Ethical Conduct, Corporate Governance Guidelines and Securities Trading Policy by directing your request in writing to Tiptree Financial Inc., 780 Third Avenue, 21st Floor, New York, NY, 10017, Attn: Secretary or by calling our corporate number at (212) 446-1400.

The Board of Directors and its Committees

Our Board of Directors presently consists of six members: Michael G. Barnes, Geoffrey N. Kauffman, William A. Houlihan, Jonathan Ilany, Richard A. Price and Bradley E. Smith. The Board of Directors has affirmatively determined that Messrs. Houlihan, Ilany, Price and Smith are independent as that term is defined in NASDAQ Marketplace Rules and SEC regulations.

The Board of Directors currently has two standing committees: an Audit Committee and a Compensation, Nominating and Governance Committee. Prior to the closing of the Contribution

Transactions, we also had an Executive Committee and a Special Committee. Each of these committees is described below.

In fiscal 2012, our Board consisted of Michael G. Barnes, Geoffrey N. Kauffman, William A. Houlihan, Jonathan Ilany, Salvatore (Torey) V. Riso, Jr., J. Rainer Twiford and Jean-Michel (Mitch) Wasterlain. During fiscal 2012, our Board of Directors held ten meetings, the Audit Committee held seven meetings, the CNG Committee held five meetings, our Executive Committee held 23 meetings and our Special Committee held eleven meetings. All of our directors during fiscal 2012 attended at least 75% of the combined total number of meetings of our Board of Directors and the committees of the Board on which they served, if any, during fiscal 2012.

Following the consummation of the Contribution Transactions, Messrs. Riso, Twiford and Wasterlain resigned from the Board of Director and. Messrs. Price and Smith joined the Board of Directors. Mr. Riso also ceased to be the Company’s President and Chief Executive Officer and became the President and Chief Executive Officer of Care LLC, a subsidiary of the Company, that operates the business conducted by Care Inc. prior to the Contribution Transactions.

Audit Committee

Our Board of Directors has established an audit committee that meets the definition provided by Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As set forth in the Company’s Audit Committee Charter, the Audit Committee is comprised of three of our independent directors: Messrs. Houlihan, Price and Smith. Prior to July 1, 2013, our Audit Committee consisted of Messrs. Houlihan, Ilany and Twiford. Additionally, the Audit Committee members satisfy the definition of independence set forth in the NASDAQ Marketplace Rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Mr. Houlihan became Chairman of the committee in August 2010, and has been determined by our Board of Directors to be an “audit committee financial expert” as that term is defined in the Exchange Act.

The Audit Committee assists the Board of Directors in overseeing:

•	our accounting and financial reporting processes;

•	the quality and integrity and audits of our consolidated financial statements, and accounting and reporting processes;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm; and

•	the performance of our independent registered public accounting firm and any internal auditors.

The Audit Committee is also responsible for engaging the independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm and considering the range of audit and non-audit fees.

Compensation, Nominating and Governance Committee

The CNG Committee is comprised of three of our independent directors: Messrs. Houlihan, Ilany and Price. Mr. Price became Chairman of the committee in July 2013. Our former director, J. Rainer Twiford, served as Chairman of the committee from September 2011 until his resignation from our Board of Directors in July 2013. The CNG Committee is responsible for:

•	establishing our corporate goals and objectives relevant to the Chief Executive Officer’s compensation, reviewing the Chief Executive Officer’s performance in light of such goals and objectives and evaluating and approving the performance of, and the compensation paid by the Company to, the Chief Executive Officer in light of such goals and objectives;

•

reviewing and evaluating the performance of, and recommending to the Board of Directors the compensation of, our executive officers other than our Chief Executive Officer, considering our corporate goals and objectives and evaluating the performance of such executive officers in light of such goals and objectives;

•

overseeing the compensation policies and programs of our non-executive officer employees to determine whether such compensation policies and programs are functioning effectively and do not create any unreasonable risk to the Company, as well as reviewing the appropriateness of the compensation practices to determine if they are reasonably likely to have a material adverse effect on the Company;

•	reviewing, evaluating and recommending to the Board of Directors any incentive plan or material revision thereto, and administering the same;

•	reviewing and approving the disclosure regarding our compensation and benefit matters in our proxy statement and Annual Report;

•

identifying, recruiting and recommending to the full Board of Directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders;

•	developing and recommending to the Board of Directors corporate governance guidelines and policies;

•	recommending to the Board of Directors compensation for service as directors in accordance with our corporate governance guidelines;

•	overseeing the evaluation of the structure, duties, size, membership and functions of the Board of Directors and its committees and recommending appropriate changes to the Board of Directors; and

•	establishing procedures to exercise oversight of the evaluation of the Board of Directors and its committees and members (including a self-evaluation).

The CNG Committee has the authority to retain, at the Company’s expense, independent legal, accounting and other consultants, advisors and experts that it reasonably determines to be necessary or appropriate to assist the committee in the performance of its responsibilities. At this time, the CNG Committee has not engaged any compensation consultants to help determine or recommend the amount or form of executive and director compensation.

Executive Committee

From November 2010 until July 2013, our Board had an “Executive Committee” comprised of Messrs. Barnes, Kauffman and Riso and delegated authority to the Executive Committee to implement the policies of the Company, as determined by the Board of Directors, to manage the Company’s day-to-day business, operations, activities and affairs, including participating in the review of the Company’s acquisition opportunities, portfolio management, financing opportunities and forecasting and capital budgeting. The Executive Committee was disbanded upon closing of the Contribution Transactions.

Special Committee

On September 24, 2012, our Board appointed a “Special Committee” comprised of Messrs. Houlihan (Chairman), Twiford and Wasterlain to evaluate the Contribution Transactions. The Special Committee was disbanded upon closing of the Contribution Transactions.

Director Compensation

The following table sets forth information regarding the compensation paid to, and the compensation expense we recognized, with respect to our Board of Directors during fiscal 2012:

Director Compensation Fiscal 2012

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Michael G. Barnes(2)	$—	$—	$—
William A. Houlihan(3)	46,684	28,316	75,000
Jonathan Ilany	35,011	14,989	50,000
Geoffrey N. Kauffman(4)	—	—	—
Salvatore (Torey) V. Riso, Jr.(5)	—	—	—
J. Rainer Twiford(6)	45,014	24,986	70,000
Jean-Michel (Mitch) Wasterlain(7)	40,014	24,986	65,000

(1)	Amounts recognized by the Company for financial statement reporting purposes in the fiscal year ended December 31, 2012 in accordance with Accounting Standards Codification 718 — Compensation — Stock Compensation. See Note 2 to the consolidated financial statements contained in the 2012 10-K. In accordance with SEC rules, estimates of forfeitures related to service-based conditions have been disregarded. Each director, except for Messrs. Barnes, Kauffman, and Riso, receives an annual retainer of $50,000 payable 70% in cash and 30% in immediately vested shares of our common stock. These shares are granted in arrears and are based on the closing price of our common stock on the last business day of each quarter. The grant date fair market value of our common stock as of the ends of each of the fiscal quarters in 2012 were $7.05, $6.99, $7.10 and $7.50, respectively.

(2)	Mr. Barnes receives no annual retainer in connection with his service on our Board.

(3)	Includes compensation of $20,000 that was paid one-third in cash and two-thirds in stock in connection with Mr. Houlihan’s participation in the Special Committee formed by the Company to evaluate the Contribution Transactions.

(4)	Mr. Kauffman receives no annual retainer in connection with his service on our Board.

(5)	Mr. Riso received no annual retainer in connection with his service on our Board. Mr. Riso resigned from our Board on July 1, 2013 in connection with the closing of the Contribution Transactions.

(6)	Includes compensation of $15,000 that was paid one-third in cash and two-thirds in stock in connection with Mr. Twiford’s participation in the Special Committee formed by the Company to evaluate the Contribution Transactions. Mr. Twiford resigned from our Board on July 1, 2013 in connection with the closing of the Contribution Transactions.

(7)	Includes compensation of $15,000 that was paid one-third in cash and two-thirds in stock in connection with Mr. Wasterlain’s participation in the Special Committee formed by the Company to evaluate the Contribution Transactions. Mr. Wasterlain resigned from our Board on July 1, 2013 in connection with the closing of the Contribution Transactions.

In addition, as described in the footnotes to the table above, the chairman of the Special Committee was awarded $20,000 (one-third payable in cash and two-thirds payable in shares of fully-vested common stock), and the other two members of the Special Committee were each awarded $15,000 (one-third payable in cash and two-thirds payable in shares of fully-vested common stock), as compensation for their services evaluating the fairness of the Contribution Transactions.

Following the closing of the Contribution Transactions, we adopted a new policy for compensation of independent directors. Pursuant to the new policy, effective July 1, 2013, each independent director receives an annual retainer of $50,000, plus $6,250 per quarter for attending each quarterly meeting (for total meeting fees of $25,000 per year), plus $35,000 in immediately vested shares of our common stock. Each independent director may elect to receive up to $70,000 of the total compensation in the form of immediately vested shares of our common stock rather than cash. The annual retainer payable to our independent directors is payable quarterly in arrears. Any portion of the annual retainer that an independent director receives in stock is granted pursuant to our 2007 Equity Plan or the Incentive Plan (as defined below).

The Chair of the Audit Committee receives an additional annual retainer of $15,000 and the chair of the CNG Committee receives an additional annual retainer of $10,000. These additional retainer amounts paid to our committee chairs are payable in cash. In addition, we reimburse all directors for reasonable out-of-pocket expenses incurred in connection with their services on our Board of Directors.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which our Board of Directors carries out its responsibilities. Among the areas addressed by the Corporate Governance Guidelines are director qualification standards, director responsibilities, director relationships and access to management and independent advisors, director compensation, director orientation and continuing education, management succession, annual performance evaluation of the Board of Directors and management responsibilities. Our CNG Committee is responsible for assessing and periodically reviewing the adequacy of the Corporate Governance Guidelines and will recommend, as appropriate, proposed changes to the Board of Directors.

Code of Business Conduct and Ethics and Code of Ethical Conduct

Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to our directors, executive officers (including our principal executive officer and principal financial and accounting officer) and employees, as well as employees of any person or its affiliates that provide services to us. The Code of Business Conduct and Ethics was designed to assist our directors, executive officers and employees, as well as employees of any person or its affiliates that provide services to us, in complying with the law, resolving moral and ethical issues that may arise and in complying with our policies and procedures. Among the areas addressed by the Code of Business Conduct and Ethics are compliance with applicable laws, conflicts of interest, use and protection of our Company’s assets, confidentiality, communications with the public, accounting matters, record keeping and discrimination and harassment. In addition, we have a Code of Ethical Conduct that applies to our senior officers and financial managers. The Code of Ethical Conduct provides principles to which senior officers and financial managers are expected to adhere and advocate, rules regarding individual and peer responsibilities, and responsibilities to other employees, us, the public and other stockholders. Like the Code of Business Conduct and Ethics, it is designed to assist the senior officers and financial managers comply with the law and resolve moral and ethical issues that may arise.

We intend to satisfy our disclosure obligations under Item 5.05 of Form 8-K related to amendments or waivers of the Code of Business Conduct and Ethics by posting such information on our corporate website.

Communications with our Board of Directors

We have a process by which stockholders and/or other parties may communicate with our Board of Directors, our independent directors as a group or our individual directors. Any such communications may be sent to our Board of Directors in writing and should be directed to the Board of Directors, a committee, the independent directors as a group, or an individual director at Tiptree Financial Inc., 780 Third Avenue, 21st Floor, New York, NY, 10017, Attn: Secretary, who will forward all such communications on to the intended recipient. In addition, stockholder communications can be directed to our Board of Directors, a committee, the independent directors as a group or an individual director by calling our Corporate Governance Hotline at (631) 521-5693. Any such communications may be made anonymously.

Director Attendance at Annual Meetings

Pursuant to our Corporate Governance Guidelines, we expect each member of our Board of Directors to attend each annual meeting of stockholders. Last year, five of the seven directors attended the annual meeting of stockholders.

Identification of Director Candidates

As stated in the CNG Committee Charter, the CNG Committee assists our Board of Directors in identifying and reviewing director candidates to determine whether they qualify for membership on the Board and for recommending to the Board nominees to be considered for election at our annual meeting of stockholders.

In making recommendations to our Board of Directors, the CNG Committee considers such factors as it deems appropriate. Though the Company does not have a formal policy addressing diversity, the Board of Directors and the CNG Committee believe that diversity is an important attribute of the members who comprise our Board of Directors and that members should represent an array of backgrounds and experiences and should be capable of articulating a variety of viewpoints. As such, directors should have diversity with respect to background, skills and expertise, industry knowledge and experience. The CNG Committee uses the following general criteria for identifying director candidates:

•	Directors should possess senior level management and decision-making experience;

•	Directors should have a reputation for integrity and abiding by exemplary standards of business and professional conduct;

•	Directors should have the commitment and ability to devote the time and attention necessary to fulfill their duties and responsibilities to the Company and its stockholders;

•

Directors should be highly accomplished in their respective fields, with leadership experience in corporations or other complex organizations, including government, educational and military institutions;

•	In addition to satisfying the independence criteria described in the Corporate Governance Guidelines, independent directors should be able to represent all stockholders of the Company;

•

Directors who are expected to serve on a committee of the Board of Directors shall satisfy applicable legal requirements and other criteria established by any securities exchange on which our common stock is listed; and

•	Directors should have the ability to exercise sound business judgment to provide advice and guidance to the Chief Executive Officer and Executive Chairman with candor.

The foregoing general criteria apply equally to the evaluation of all potential independent and management director nominees, including those individuals recommended by stockholders.

The Board of Director’s assessment of a director candidate’s qualifications also includes consideration of diversity, age, skills and experience in the context of the needs of the Board of Directors.

Our CNG Committee may solicit and consider suggestions of our directors, TFP or its affiliates or our management regarding possible nominees. Our CNG Committee may also procure the services of outside sources or third parties to assist in the identification of director candidates.

Our CNG Committee may consider director candidates recommended by our stockholders. Our CNG Committee will apply the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of our Board of Directors, TFP or its affiliates or our management. Any recommendations by stockholders should follow the procedures outlined under “Additional Information — Stockholder Proposals” in this proxy statement and in our bylaws.

Executive Sessions of Independent Directors

In accordance with our Corporate Governance Guidelines, the independent directors serving on our Board of Directors are given an opportunity at each meeting to meet in executive session without the presence of any directors or other persons who are part of our management. Our executive sessions are chaired by Mr. Houlihan, our Lead Director. Interested parties may communicate directly with our Lead Director or our independent directors as a group through the process set forth above under “Communications with our Board of Directors.”

Current Board Leadership Structure

Our Board of Directors is led by Michael G. Barnes, the Chairman of our Board of Directors, and our Executive Chairman, and Geoffrey N. Kauffman, the Vice Chairman of our Board of Directors and our Executive Vice Chairman.

Because the Chairman and Vice Chairman of the Board of Directors are not independent, the Board of Directors appointed Mr. Houlihan to serve as the Company’s Lead Director and provide the following services to the Company: preside at executive sessions of the independent directors and preside at meetings of the Board of Directors when neither the Chairman nor the Vice Chairman is present.

To help ensure that the Board of Directors carries out its oversight responsibilities, our Corporate Governance Guidelines require the Board of Directors as a whole to maintain independence from management. Pursuant to the Corporate Governance Guidelines, a majority of the Board of Directors must be independent. As of the date hereof, four of our current six directors have been determined to be independent.

Board’s Role in Risk Oversight

Our Board of Directors oversees our business in general, including risk management and performance of the Chief Executive Officer and other members of senior management, to assure that the long-term interests of the stockholders are being served. Each committee of our Board of Directors is also responsible for reviewing the risk exposure related to such committee’s areas of responsibility and providing input to senior management on such risks.

Management and our Board of Directors have a process to identify, analyze, manage and report all significant risks facing us. Our Chief Executive Officer will regularly report to the Board of Directors on significant risks facing us, including legal, financial, operational and strategic risks. The Audit Committee reviews with senior management significant risks related to the Company and periodically reports to the Board of Directors on such risks.

In addition, pursuant to its charter, the Audit Committee is responsible for reviewing and discussing the Company’s business risk management process, including the quality and integrity of the Company’s financial statements, and accounting and reporting processes, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function. Furthermore, the Audit Committee evaluates key financial statement issues and risks, their impact or potential effect on reported financial information and the process used by management to address such matters. At each Audit Committee meeting, management briefs the committee on the current business and financial position of the Company, as well as such items as internal audits and independent audits.

CNG Committee Interlocks and Insider Participation

The following non-employee directors are the current members of the CNG Committee of the Board of Directors: Messrs. Price, Houlihan and Ilany. Until his resignation from our Board of Directors on July 1, 2013, Mr. Twiford was a non-employee director and the Chairman of the CNG Committee. During 2012, none of the Company’s executive officers served as a director or member of the corporate governance committee of any other entity whose executive officers served on the Company’s Board of Directors or CNG Committee.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process on behalf of our Board of Directors, in accordance with the Audit Committee Charter. Management has the primary responsibility for the preparation and presentation and integrity of our financial statements and has represented to the Audit Committee that such financial statements were prepared in accordance with generally accepted accounting principles. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2012 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

Our Audit Committee reviewed with our independent auditors, who are responsible for auditing our financial statements and for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgment as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Our independent auditors also provided to the Audit Committee the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board relating to the independent accountant’s communications with the Audit Committee concerning independence. In addition, the Audit Committee has discussed with our independent auditors the auditors’ independence from both management and our Company.

Our Audit Committee discussed with our independent auditors the overall scope and plans for their audit. Our Audit Committee met with our independent auditors, with and without management present, to discuss the results of their examinations, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC.

Submitted by the Audit Committee

William A. Houlihan (Chairman)
Jonathan Ilany

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Securities Act and/or Exchange Act.

PROPOSAL 2: APPROVAL OF 2013 OMNIBUS INCENTIVE PLAN

The Board of Directors adopted the Tiptree Financial Inc. 2013 Omnibus Incentive Plan (the “Incentive Plan”) on August 8, 2013. The general purpose of the Incentive Plan is to attract, motivate and retain selected employees, consultants and directors for our Company and our subsidiaries, to provide them with incentives and rewards for superior performance and to better align their interests with the interests of our stockholders. As of October 4, 2013, no Awards (as defined in the Incentive Plan) have been granted under this plan. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Incentive Plan.

The summary below of the principal features of the Incentive Plan is qualified in its entirety by reference to the Incentive Plan, a copy of which is attached hereto as Exhibit A.

Overview

Number of Shares Authorized.    The number of shares of our common stock available for award under the Incentive Plan is 2,000,000 shares of Class A common stock. The last sales price of our Class A common stock as reported on NASDAQ on October 3, 2013 was $7.49 per share.

If any Award is forfeited, expires, lapses or otherwise terminates without the issuance of shares of our Class A common stock subject to such Award, such shares will again be available for future grant. In addition, any shares under the Incentive Plan that are used to satisfy award obligations under the plan of another entity that is acquired by our Company will not count against the remaining number of shares available. Finally, if there is any change in our corporate capitalization, the CNG Committee may make substitutions of Awards or may adjust:

•	the number of shares or kind of securities available for award under the Incentive Plan:

•	the number and kind of shares covered by Awards then outstanding under the Incentive Plan; and

•	and the exercise price of outstanding Options and Stock Appreciation Rights (as such terms are defined in the Incentive Plan).

Administration.    The CNG Committee (or any subcommittee thereof formed by the CNG Committee) will administer the Incentive Plan. Subject to the other provisions of the Incentive Plan, the CNG Committee has the authority to:

•	interpret the Incentive Plan;

•	establish and amend rules and regulations relating to the Incentive Plan;

•	repair any defect, correct any omission or reconcile any inconsistency in the Incentive Plan or Award;

•	select the participants and determine the type of Awards to be made to participants, the number of shares subject to Awards and the terms, conditions, restrictions and limitations of Awards; and

•	make all other determinations it deems necessary or advisable for the administration of the Incentive Plan.

To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the NASDAQ Marketplace Rules, the CNG Committee may delegate to (i) a committee of one or more directors any authority of the CNG Committee under the Incentive Plan and (ii) one or more executive officers or a committee of executive officers the right to grant Awards to employees who are not directors or executive officers of the Company.

Decisions of the CNG Committee are final, conclusive and binding on all persons or entities, including the Company and any participant.

Eligibility.    The Incentive Plan provides that Awards may be granted to employees, directors and consultants of our Company and its subsidiaries. Incentive stock options may be granted only to employees.

Each Award granted under the Incentive Plan will be evidenced by a written award agreement between the participant and our Company, which will describe the Award and state the terms and conditions to which the Award is subject. The principal terms and conditions of each particular type of Award are described below.

The Awards Authorized Under the Incentive Plan

Options

An Option is the right to purchase shares of Class A common stock at, or for, a specified period of time at a fixed price (the “exercise price”). Each Option agreement will specify the exercise price, the type of Option, the term of the Option and the date when the Option will become exercisable. Options may be granted in the form of incentive stock options or nonqualified options as determined by the CNG Committee.

Exercise Price.    The CNG Committee will determine the exercise price of an Option at the time the Option is granted. The exercise price under an incentive stock option or nonqualified stock option will not be less than 100% of the fair market value of Class A common stock on the date the Option is granted. However, any optionee who owns more than 10% of the combined voting power of all classes of our Company’s outstanding Class A common stock (a “10% Stockholder”) will not be eligible for the grant of an incentive stock option unless the exercise price of the incentive stock option is at least 110% of the fair market value of the Class A common stock on the date of grant.

Consideration.    The means of payment for shares issued upon exercise of an Option will be specified in each Option agreement and generally may be made by cash or check, by tendering previously acquired shares of Class A common stock, valued at the then fair market value, or, subject to approval by the CNG Committee, by delivery of other consideration having a fair market value on the exercise date equal to the purchase price or by withholding shares of Class A common stock underlying the Option being exercised, or by any combination of the foregoing methods.

Term of the Option.    The term of an Option granted under the Incentive Plan will be no longer than ten years from the date of grant. In the case of an Option granted to a 10% Stockholder, the term of an incentive stock option will be for no more than five years from the date of grant.

Stock Appreciation Rights

A stock appreciation right (“SAR”) entitles the recipient to receive, upon exercise of the SAR, the increase in the fair market value of a specified number of shares of Class A common stock from the date of the grant of the SAR to the date of exercise payable in cash, shares of Class A common stock or other property, or any combination thereof. Any grant may be subject to vesting conditions before the SAR may become exercisable. A SAR shall have a grant price of not less than fair market value on the date of grant and may not be exercised more than ten years from the grant date.

Restricted Stock and Restricted Stock Unit Awards

An Award of Restricted Stock (as defined in the Incentive Plan) is a grant to the recipient of ownership of a specified number of shares of Class A common stock which are subject to restrictions that lapse separately or in combination at such time or times as the CNG Committee, in its discretion, determines. Each grant of Restricted Stock will specify the length of the restriction period and will include restrictions on transfer to third parties during the restriction period. Unless otherwise provided in the Award agreement, the participant shall become a stockholder of the Company, with voting, dividend and other stockholder rights, with respect to the Restricted Stock awarded as of the date of grant.

Restricted Stock Units (as defined in the Incentive Plan) (each, an “RSU”) represents the right of the grantee of the RSU to receive from the Company a payment upon or after vesting of the RSU equal to the per share value of the Class A common stock as of the date of grant, vesting date or other date determined by the CNG Committee at the date of grant of the RSU. At the discretion of the CNG Committee, RSUs may be settled by delivery of cash or shares, or a combination thereof, as determined by the CNG Committee. RSUs may entitle the participant to receive credits for dividend equivalents, but not voting or other rights as a stockholder.

Other Share-Based Awards

Other Share-Based Awards (as defined in the Incentive Plan) that are valued in whole or in part by reference to or otherwise based on shares or other property may be granted by the CNG Committee, either alone or in addition to other Awards granted under the Incentive Plan, in the form and on such terms and conditions as the CNG Committee shall determine.

Performance Awards

Awards of Performance Shares and Performance Cash (as such terms are defined in the Incentive Plan) may be made under the Incentive Plan. A Performance Share is a grant of a unit with a value equal to a designated number of shares of Class A common stock. Performance Cash mean any cash incentives paid to the participant. A grant of Performance Shares or Performance Cash will vest and become payable to the participant upon the achievement during a specified performance period of performance objectives established by the CNG Committee and shall be subject to such other forms and conditions established by the CNG Committee.

Performance objectives may be established on a company-wide basis; with respect to one or more subsidiaries, business units, divisions, department or functions; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. Performance objectives, the number of units to which they pertain and the time and manner of payment of the Award, shall be specified in the Award Agreement.

The CNG Committee may also condition the grant and vesting of a Restricted Stock Award, RSUs or an Other Share-Based Award on the achievement of performance objectives as described above.

General Provisions

Vesting.    Each grant of Performance Shares and Performance Cash will specify the performance objectives that must be achieved in order for payment to be made. Each grant of Options or SARs shall specify the length of service that must be achieved before it becomes exercisable. Each grant of Restricted Stock or Restricted Stock Units shall specify the duration of the restriction period and any other conditions under which the Restricted Stock or Restricted Stock Unit would be forfeitable to our Company, including any applicable performance goals. Each grant may provide for the early exercise of rights or termination of a restriction or deferral period in the event of a Change in Control (as defined below) or similar transaction or event.

Dividends/Ownership Rights.    Unless otherwise provided by the CNG Committee, an Award of Restricted Stock entitles the participant to dividend, voting and other ownership rights during the restriction period. Notwithstanding the foregoing, any dividends paid with respect to the Restricted Stock shall be subject to the same restrictions that apply to the underlying Award during the restriction period, unless otherwise provided by the CNG Committee. A participant receiving a Restricted Stock Unit Award will not possess any rights of a stockholder with respect to such Award.

Transferability of Awards.    In general, during a participant’s lifetime, his or her Awards shall be exercisable only by the participant and shall not be transferable other than by will or laws of descent and distribution. However, the CNG Committee may provide for limited transfers of Awards, other than incentive stock options, to certain family members, trusts for the benefit of certain family members, or as charitable donations.

Termination of Employment or Consulting Services.    The CNG Committee may take actions which it believes equitable under the circumstances or in the best interest of our Company with respect to Awards that are not fully vested in the event of termination of employment by reason of death, disability, voluntary or involuntary termination of employment, or other termination or a leave of absence that is approved by the CNG Committee, or in the event of hardship or other special circumstances that are approved by the CNG Committee.

Award Deferrals and Dividend Equivalents.    An Award Agreement may provide for the deferral of the payment of any Award. The recipient of any Award, other than an Option or SAR, may be entitled to receive, on a deferred basis, dividends on shares of Class A common stock underlying the Award in the form of cash, stock or other property. Any dividends or dividend equivalents provided with respect to Performance Awards or Restricted Stock, RSUs or Other Share-Based Awards that are subject to the attainment of performance goals will be subject to the same restrictions and risk of forfeiture as the underlying Awards.

Change in Control.    Unless otherwise provided in the participant’s Award Agreement, in the event of a Change in Control in which the successor company assumes or replaces an Award, if a participant’s termination for any reason other than Cause (as defined in an Award Agreement) within 24 months following a Change in Control:

•

Options and SARs outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months even if beyond their respective original term;

•

restrictions, limitations and other conditions on Restricted Stock and RSUs shall lapse and the Restricted Stock and RSUs shall become free of all restrictions, limitations and conditions and become fully vested;

•	all Performance Awards shall be considered to be earned and payable (pro rata), and any other restriction shall lapse and such Performance Awards shall be immediately settled or distributed; and

•

the restrictions, limitations and other conditions applicable to any Other Share-Based Awards shall lapse, and such Other Share-Based Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.

An Award shall be considered assumed or replaced if following the Change in Control the assumed or replacement award confers the right to purchase or receive, for each share of Class A common stock subject to the Award immediately prior to the Change in Control, the consideration received in the transaction constituting a Change in Control by holders of our shares of Class A common stock for each share held on the effective date of such transaction. Unless otherwise provided in an Award Agreement, in the event of any Change in Control of the Company, to the extent the successor company does not assume or replace an Award (or in which the Company is the ultimate parent corporation and does not continue the Award):

•	those Options and SARs outstanding as of the date of the Change in Control that are not assumed or replaced shall immediately vest and become fully exercisable;

•

restrictions, limitations and other conditions applicable to Restricted Stock and RSUs that are not assumed or replaced shall lapse and the Restricted Stock and RSUs shall become free of all restrictions, limitations and conditions and become fully vested;

•	all Performance Awards shall be considered to be earned and payable (pro rata), and any other restriction shall lapse and such Performance Awards shall be immediately settled or distributed; and

•

the restrictions, limitations and other conditions applicable to any Other Share-Based Awards shall lapse, and such Other Share-Based Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.

Notwithstanding the foregoing, the CNG Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and SAR outstanding shall terminate within a specified number of days after notice to the participant, and/or that each Option and SAR shall be cancelled and in consideration for such cancellation each participant shall receive, with respect to each share of Class A common stock subject to such Option or SAR, an amount equal to the excess, if any, of the fair market value of such share immediately prior to the occurrence of such Change in Control over the exercise price per share of such Option and/or SAR. Such amount shall be payable in cash, in one or more kinds of stock or property or in a combination thereof, as the CNG Committee, in its discretion, shall determine; provided, that if the exercise price per share of such Option and/or SAR equals or exceeds the fair market value of such shares of Class A common stock immediately prior to the occurrence of such Change in Control, then such Option and/or SAR may be cancelled without the payment of consideration.

A “Change in Control” is defined in the Incentive Plan as occurrence of any of the following events: (i) sale of all or substantially all of the assets of the Company to any person or entity or group of persons or entities which is not an affiliate of our Sponsors (as defined in the Incentive Plan); (ii) any person or entity or group of persons or entities (other than a group consisting solely of affiliates of our Sponsors) is or shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting stock of the Company then outstanding or (iii) a merger or consolidation pursuant to which any person or entity or group of persons or entities (other than a group consisting solely of affiliates of our Sponsors) becomes the “beneficial owner” (as defined in clause (ii) above) of more than 50% of the voting stock of the Company or the surviving or resulting entity immediately following the consummation of such transaction.

Effective Date, Amendments, and Termination of the Incentive Plan.    The Incentive Plan will be effective as of the date of approval by our Board, subject to approval by our Company’s stockholders. Unless otherwise extended by the Board of Directors, the Incentive Plan terminates automatically on August 8, 2023, the tenth anniversary of its adoption by the Board of Directors. Termination of the Incentive Plan will not affect Awards previously granted under the Incentive Plan.

Certain Federal Income Tax Considerations

The following is a summary of certain federal income tax considerations that may be relevant to participants in the Incentive Plan and may be relevant to a stockholder’s determination of how to vote on Proposal 2. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that may apply to a participant based on his or her particular circumstances, nor does it address state or local income tax or other tax considerations that may be relevant to a participant.

PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL INCOME TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE INCENTIVE PLAN, AS WELL AS WITH RESPECT TO ANY APPLICABLE STATE OR LOCAL INCOME TAX OR OTHER TAX CONSIDERATIONS.

Nonqualified Options

A participant realizes no taxable income and our Company is not entitled to a deduction when a non-qualified option is granted. Upon exercise of a nonqualified option, a participant will realize ordinary income equal to the excess of the fair market value of the shares received over the exercise price of the non-qualified option, and, subject to Section 162(m) of the Code, our Company will be entitled to a corresponding deduction. A participant’s tax basis in the shares of Class A common stock received upon exercise of a nonqualified option will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares of Class A common stock received upon exercise of a non-qualified option, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the participant’s tax basis in such shares.

Under the Incentive Plan, non-qualified options may, at the option of the CNG Committee, be exercised in whole or in part with shares of Class A common stock held by the participant. Payment in Class A common stock will be treated as a tax-free exchange of the shares surrendered for an equivalent number of shares of Class A common stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. The fair market value of shares of Class A common stock received in excess of the number of shares surrendered will be treated as ordinary income and such shares will have a tax basis equal to their fair market value on the date of the exercise of the nonqualified option.

Incentive Stock Options

A participant realizes no taxable income and our Company is not entitled to a deduction when an incentive stock option is granted or exercised. Provided the participant meets the applicable holding period requirements for the shares received upon exercise of an incentive stock option (two years from the date of grant and one year from the date of exercise), gain or loss realized by a participant upon sale of the shares received upon exercise will be long-term capital gain or loss, and our Company will not be entitled to a deduction. If, however, the participant disposes of the shares before meeting the applicable holding period requirements (a “disqualifying disposition”), the participant will realize ordinary income at that time equal to the excess of the fair market value of the shares on the exercise date (or, if less, the amount realized on the disposition of the shares in a sale or exchange)over the exercise price of the incentive stock option, and, subject to Section 162(m) of the Code, our Company will be entitled to a corresponding deduction for the taxable year in which the disqualifying disposition occurred. Any amount realized upon a disqualifying disposition in excess of the fair market value of the shares on the exercise date of the incentive stock option will be treated as capital gain and will be treated as long-term capital gain if the shares have been held for more than one year. Notwithstanding the above, individuals who are subject to Alternative Minimum Tax may recognize ordinary income upon exercise of an incentive stock option.

Under the Incentive Plan, incentive stock options may, at the option of the CNG Committee, be exercised in whole or in part with shares of Class A common stock held by the participant. Such an exercise will be treated as a tax-free exchange of the shares of Class A common stock surrendered (assuming the surrender of the previously-owned shares does not constitute a disqualifying disposition of those shares) for an equivalent number of shares of Class A common stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. Shares of Class A common stock received in excess of the number of shares surrendered will have a tax basis of zero.

SARs

A participant realizes no taxable income and our Company is not entitled to a deduction when a SAR is granted. Upon exercising a SAR, a participant will realize ordinary income in an amount equal to the cash received or the fair market value of the shares received minus any amount paid for the shares, and, subject to Section 162(m) of the Code, our Company will be entitled to a corresponding deduction. A participant’s tax basis in the shares of Class A common stock received upon exercise of a SAR will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares of Class A common stock received upon exercise of a SAR, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the participant’s tax basis in such shares.

Restricted Stock

Restricted Stock received pursuant to awards will be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a participant who receives such Restricted Stock does not make the election described below, the participant realizes no taxable income upon the receipt of Restricted Stock and our Company is not entitled to a deduction at such time. When the forfeiture restrictions with respect to the Restricted Stock lapse, the participant will realize ordinary income equal to the fair market value of the shares at that time and, subject to Section 162(m) of the Code, our Company will be entitled to a corresponding deduction. A participant’s tax basis in Restricted Stock will be equal to its fair market value when the forfeiture restrictions lapse, and the participant’s holding period for the shares will begin when the forfeiture restrictions lapse. Upon sale of the shares, the participant will realize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Participants receiving Restricted Stock may make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to the shares. By making a Section 83(b) election, the participant elects to realize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the participant receives them (valued without taking the restrictions into account), and our Company will be entitled to a corresponding deduction at that time. By making a Section 83(b) election, the participant will realize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize gain or loss with respect to the shares when they are sold. The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant’s holding period for such shares begins at that time. If, however, the shares are subsequently forfeited to our Company, the participant will not be entitled to claim a loss with respect to the shares to the extent of the income realized by the participant upon the making of the Section 83(b) election. To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with his or her employer, each within 30 days after shares of restricted stock are received, and the participant must also attach a copy of his or her election to his or her federal income tax return for the year in which the shares are received.

Generally, during the restriction period, dividends and distributions paid with respect to Restricted Stock will be treated as compensation income (not dividend income) received by the participant. Dividend payments received with respect to shares of restricted stock for which a Section 83(b) election has been made will be treated as dividend income, assuming our Company has adequate current or accumulated earnings and profits.

Other Share-Based Awards

The tax consequences of receiving Other Share-Based Awards will generally be governed by the principles set forth in Sections 61, 83 and 451 of the Code. These tax consequences may vary depending upon the terms and conditions of such awards, but should generally be analogous to the tax consequences for Stock Options, Restricted Stock, Performance Cash and SARs, as described above, as the case may be. Accordingly, in most cases, an Other Share-Based Award, if payable in the form of shares of Class A common stock, will be subject to ordinary income taxation when the forfeiture restrictions, if any, in respect of any such award lapse and the shares are transferred to the participant, whichever occurs later and, if an Other Share-Based Award is payable in cash, such award will be taxable upon the actual or constructive receipt of any such cash payment. Subject to Section 162(m) of the Code, our Company will be entitled to a corresponding tax deduction. A participant’s tax basis in any shares received will generally be equal to the fair market value of such shares when the forfeiture restrictions lapse or the shares are transferred, whichever occurs later. The participant’s holding period for the shares will generally begin when the forfeiture restrictions lapse or when the shares are transferred, whichever occurs later. Upon sale of the shares, the participant will realize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Performance Cash and Performance Shares

A participant realizes no taxable income and our Company is not entitled to a deduction when Performance Cash or Performance Shares are awarded. When the Performance Cash and Performance Shares vest and become payable upon the achievement of the performance objectives, the participant will realize ordinary income equal to the cash received or the fair market value of the shares received minus any amount paid for the shares, and, subject to Section 162(m) of the Code, our Company will be entitled to a corresponding deduction. A participant’s tax basis in shares of Class A common stock received upon payment will be equal to the fair market value of such shares when the participant receives them. Upon sale of the shares, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Section 162(m) Limitations

Section 162(m) of the Code limits the deductibility of compensation paid to certain executive officers, unless the compensation is “performance-based compensation” and meets certain other requirements outlined in Code Section 162(m) and related regulations. If Awards to such persons are intended to qualify as “performance-based compensation,” the Incentive Plan provides that no participant may be granted (i) Options or SARs during any 12-month period with respect to more than 500,000 shares or (ii) Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards in any 12-month period that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in shares with respect to more than 500,000 shares of Class A common stock. In addition to the foregoing, the maximum dollar value that may be earned by any participant in any 12-month period with respect to Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $5,000,000.

Withholding

Our Company is entitled to deduct from the payment of any Award all applicable income and employment taxes required by federal, state, local or foreign law to be withheld, or may require the participant to pay such withholding taxes to our Company as a condition of receiving payment of the Award. The CNG Committee may allow a participant to satisfy his or her withholding obligations by directing our Company to retain the number of shares necessary to satisfy the withholding obligation, or by delivering shares held by the participant to our Company in an amount necessary to satisfy the withholding obligation.

New Plan Benefits

Because benefits under the Incentive Plan are discretionary and will depend on the actions of the CNG Committee and the value of our Class A common stock, it is not possible to determine the benefits that will be received if stockholders approve the Incentive Plan.

Vote Required and the Recommendation of the Board

The affirmative vote of a majority of all of the votes cast at the Annual Meeting, assuming a quorum is present, is required for approval of Proposal 2. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will still be considered present for the purpose of determining the presence of a quorum. Under applicable NASDAQ rules, broker non-votes will be disregarded and will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE

“FOR” THE ADOPTION OF THE INCENTIVE PLAN

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the accounting firm of KPMG to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2013, subject to ratification of this appointment by our stockholders.

The Audit Committee previously appointed the accounting firm of Deloitte & Touche LLP (“Deloitte & Touche”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010, which appointment was ratified by our stockholders at our 2010 annual meeting of stockholders. On April 12, 2011, the Company dismissed Deloitte & Touche as its independent registered public accounting firm. The decision to dismiss Deloitte & Touche was made by the Company’s Audit Committee. On April 18, 2011, the Company appointed KPMG LLP (“KPMG”) as its independent registered public accounting firm for the fiscal year ending December 31, 2011, which appointment was ratified by our stockholders at our 2011 annual meeting of stockholders. The initial decision to retain KPMG was also approved by the Company’s Audit Committee. Through April 12, 2011, the Company did not consult with KPMG regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K. Our Audit Committee appointed KPMG to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2012, which appointment was ratified by our stockholders at our 2012 annual meeting of stockholders.

The reports issued by Deloitte & Touche on the Company’s consolidated balance sheets as of December 31, 2010 and 2009 (Successor and Predecessor periods, respectively, as a result of the acquisition of control of the Company by TFP on August 13, 2010, as defined herein) and consolidated statements of operations, stockholders’ equity and cash flows for the periods August 13, 2010 to December 31, 2010 (Successor) and January 1, 2010 to August 12, 2010 (Predecessor) and the years ended December 31, 2009 and 2008 (Predecessor) did not contain any adverse opinion or disclaimer of an opinion, nor were these opinions qualified or modified as to uncertainty, audit scope or accounting principles.

During the periods August 13, 2010 to December 31, 2010 (Successor) and January 1, 2010 to August 12, 2010 (Predecessor) and the years ended December 31, 2009 and 2008 (Predecessor), and through April 12, 2011, there were no disagreements between the Company and Deloitte & Touche on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference to the subject matter of the disagreements in its reports on the Company’s consolidated financial statements for such year and period. There were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, that occurred during the periods and year referenced above and through April 12, 2011.

Prior to April 12, 2011, Deloitte & Touche had served as our independent registered public accounting firm since our formation and was considered by our management to be well-qualified. Similarly, our management considers KPMG to be well-qualified. Both Deloitte & Touche and KPMG have advised us that neither it nor any member thereof has any direct or material indirect financial interest in our Company or any of our subsidiaries in any capacity.

A representative of KPMG will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions. A representative of Deloitte & Touche will not be present at the Annual Meeting, and will, therefore, not make a statement and will not be available to respond to appropriate questions.

As required by Instruction 2 to Item 304 of Regulation S-K, the Company has provided Deloitte & Touche and KPMG with a copy of the disclosures contained in this proxy statement with respect to the Company’s change of independent registered public accounting firm and has given Deloitte & Touche and KPMG the opportunity to present their respective views with respect to any incorrect or incomplete disclosures made by the Company. Neither Deloitte & Touche nor KPMG submitted a statement to the Company regarding any disagreement with the disclosures provided herein.

Audit and Non-Audit Fees

The following table presents the approximate aggregate fees billed by KPMG and Deloitte & Touche, our independent registered public accounting firms for fiscal 2012 and 2011, respectively:

	2012	2011
Audit Fees(1)	$352,950	$409,300
Audit-Related Fees(2)	—	23,000
Tax Fees(3)	159,924	120,420
All Other Fees	—	—

Total Fees	$512,874	$552,720

(1)	Fees related to our annual audit, review of our quarterly reports on Form 10-Q, and review of documents filed with the SEC.

(2)	Fees related to review of correspondence with the SEC.

(3)	Fees related to tax compliance services and tax preparation services.

Pre-Approval Policies and Procedures of the Audit Committee

The Audit Committee has sole authority (with the input of management) to approve in advance all engagements of our independent registered public accounting firm for audit or non-audit services. All services provided by Deloitte & Touche in 2010 and KPMG in 2011 and 2012 were pre-approved by the Audit Committee. The Audit Committee has determined that the non-audit services provided by the Company’s independent registered public accounting firms are compatible with maintaining the accounting firm’s independence.

Ratification

The Board of Directors asks stockholders to ratify the selection of KPMG as our independent registered public accounting firm. Stockholder ratification of the appointment of KPMG as our independent registered public accounting firm is not required by our bylaws or other governing documents. However, the Board of Directors is submitting the appointment of KPMG to the stockholders for ratification as a matter of good corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Vote Required and the Recommendation of the Board

The affirmative vote of a majority of all of the votes cast at the Annual Meeting, assuming a quorum is present, is required for approval of Proposal 3. For purposes of the vote on Proposal 3, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth information regarding the compensation paid to our named executive officers by us in 2012 and 2011. Mr. Sherwyn resigned as an employee of the Company in June 2012. In connection with the Contribution Transactions, Mr. Riso ceased to be the Company’s President and Chief Executive Officer and became the President and Chief Executive Officer of Care Investment Trust LLC, a subsidiary of the Company, that operates the business conducted by Care Inc. prior to the Contribution Transactions.

Summary Compensation Table 2012

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)
Salvatore (Torey) V. Riso, Jr.(2)	2011	$250,000	$265,000	$275,000	—	$790,000
Former President and Chief Executive Officer	2012	250,000	250,000	100,000	22,846	622,846
Steven M. Sherwyn(3)	2011	200,000	200,000	200,000	—	600,000
Former Chief Financial Officer and Treasurer	2012	100,000	—	—	8,308	108,308

(1)	Amounts recognized by the Company for financial statement reporting purposes in the fiscal years ended December 31, 2012 and December 31, 2011. See Note 10 to the Company’s Consolidated Financial Statements included in the Company’s 2012 Annual Report on Form 10-K. In accordance with SEC rules, estimates of forfeitures related to service-based conditions have been disregarded.

(2)	The stock awards in the table above includes 42,308 restricted stock units issued to Mr. Riso on January 3, 2012, that had a grant date fair value of $275,000 based on our closing stock price on December 30, 2011 of $6.50 per share and was recognized by the Company as compensation expense for the fourth quarter of 2011 and 13,333 restricted stock units issued to Mr. Riso on December 31, 2012, that had a grant date fair value of approximately $100,000 based on our closing stock price on December 31, 2012 of $7.50 per share and was recognized by the Company as compensation expense for the fourth quarter of 2012. Each of the restricted stock unit awards vest annually in three equal installments on each of the grant date anniversaries upon continuous employment from the grant date until each of the respective grant date anniversaries. Other compensation in the table above represents dividend equivalent payments made on restricted stock units held by Mr. Riso. In connection with the Contribution Transactions, Mr. Riso ceased to be the Company’s President and Chief Executive Officer and became the President and Chief Executive Officer of Care LLC, a subsidiary of the Company, that operates the business conducted by Care Inc. prior to the Contribution Transactions.

(3)	The stock awards in the table above includes 30,769 restricted stock units issued to Mr. Sherwyn on January 3, 2012, that had a grant date fair value of $200,000 based on our closing stock price on December 30, 2011 of $6.50 per share and was recognized by the Company as compensation expense for the fourth quarter of 2011. Each of the restricted stock unit awards vest annually in three equal installments on each of the grant date anniversaries upon continuous employment from the grant date until each of the respective grant date anniversaries. Other compensation in the table above represents dividend equivalent payments made on restricted stock units held by Mr. Sherwyn. Mr. Sherwyn resigned as our Chief Financial Officer and Treasurer in June 2012 and, per the terms of the restricted stock unit awards, all 30,769 restricted stock units were forfeited effective upon his resignation. Additionally, upon his resignation, the Company repurchased 10,000 shares previously issued to Mr. Sherwyn.

Employment Arrangements

In connection with the Contribution Transactions, a subsidiary of the Company entered into an Amended and Restated Employment Agreement with Geoffrey N. Kauffman as our President and Chief Executive Officer (the “Kauffman Employment Agreement”). Pursuant to the Kauffman Employment Agreement, Mr. Kauffman will receive compensation consisting of an initial annual base salary of $350,000 and an annual cash bonus based on the Operating Subsidiary’s performance. The Board of Directors may increase the base salary annually. For each calendar year up through and including December 31, 2015, Mr. Kauffman’s annual bonus will be equal to 5% of the Operating Subsidiary’s annual pre-tax net income, subject to certain adjustments, and for each calendar year thereafter his annual bonus will have a target determined by the Board of Directors based on a percentage of the Company’s annual net income or other financial metrics as determined by the Board of Directors. Mr. Kauffman is also eligible to participate in any stock option, restricted stock, equity compensation or other long-term incentive plan of the Company pursuant to the terms and conditions of such plan then in effect.

There is no specified term under the Kauffman Employment Agreement and the Company may terminate Mr. Kauffman at any time upon approval of the Board of Directors. If Mr. Kauffman is terminated by the Company without cause or terminates his employment for Good Reason (as defined in the Kauffman Employment Agreement), then Mr. Kauffman will be entitled, subject to the execution of a general release, to (i) earned but unpaid bonuses with respect to any performance period that ends in the calendar year prior to the calendar year in which termination occurs and (ii) severance payments equal to the amount of base salary in the prior two years plus the amount of bonuses in the prior two years, with such severance payments to be made in three equal installments over two years beginning 60 days after termination.

Mr. Kauffman has agreed that, during his employment and for one year following the date of termination (the “Non-Competition Period”), he will not:

•	engage in, participate in, carry on, own, or manage, directly or indirectly, any business entity that competes or competed with the Company or any affiliate of the Company;

•

directly or indirectly solicit, service, or interfere with clients of, or investors in, the Company or the Company’s products or managed entities, or attempt to cause or influence any such person or entity to reduce the level of business it does with the Company; or

•

directly or indirectly solicit, hire, recruit, encourage, induce, or attempt to induce any employee of the Company to terminate his/her employment with the Company, or otherwise directly or indirectly employ or engage such person as an employee, independent contractor, consultant, or otherwise.

Mr. Kauffman has also agreed that he will hold in confidence for the benefit of the Company, all of the information and business secrets in respect of the Company and its affiliates, and will not, at any time before or after their employment ends, willfully use, disclose or divulge any such information and that any intellectual property developed by him during his employment is, and will always remain, solely the property of the Company.

The services of Michael G. Barnes, our Executive Chairman, and Julia Wyatt, our Chief Financial Officer, are provided by Tricadia to the Company pursuant to the Transition Services Agreement described below.

Historical Compensation Practices

The following describes the Company’s compensation practices for fiscal 2012. As a result of the Contribution Transactions, the Company is reviewing its compensation policies and the policies described below may not reflect the policies of the Company following the Contribution Transactions.

Procedures for Compensation Decisions

The CNG Committee established our corporate goals and objectives relevant to our Chief Executive Officer’s compensation, and reviewed the Chief Executive Officer’s performance in light of such goals and objectives and evaluated and approved the performance of, and the compensation paid by the Company to, the Chief Executive Officer in light of such goals and objectives. In addition, the CNG Committee evaluated the compensation packages that were paid or awarded to our Chief Executive

Officer and determined the appropriate elements of such compensation packages. With respect to the compensation of our executive officers other than the Chief Executive Officer, the CNG Committee worked with the Chief Executive Officer to conduct these evaluations. To this end, the Chief Executive Officer completed an evaluation of our other executive officers, made recommendations regarding the compensation of the other executive officers, officers and employees and presented his evaluations and compensation recommendations to the CNG Committee for its review.

Compensation Mix — 2012 Executive Compensation Program

Our 2012 executive compensation program consisted of three components, which were designed to be consistent with our compensation objectives: (i) base salary; (ii) annual cash performance bonus; and (iii) annual equity performance bonus, which are long-term equity incentive compensation awards. In structuring the 2012 executive compensation packages, the Board of Directors and the CNG Committee considered how each component promoted recruitment and retention of high-quality executive personnel and motivated our management team to meet and exceed corporate goals and objectives and, ultimately, enhance stockholder value. Some of the compensation elements, such as base salaries and annual cash performance bonuses, were paid on a short-term or current basis. Other elements, such as the annual equity performance bonuses are subject to multi-year vesting schedules and subject to payment over a longer-term basis. A substantial portion of the cash-based compensation was comprised of an annual cash bonus that was dependent on each of the executive officers’ performance and the performance of the Company as a whole.

Base Salary.    We set base salaries at levels that compensate executive officers for their skill, experience and contributions to our Company. In 2012, Mr. Riso received a base salary of $250,000 and Mr. Sherwyn received a base salary of $200,000, of which Mr. Sherwyn received $100,000 through the date of his resignation as Chief Financial Officer and Treasurer of the Company in June 2012.

Annual Cash Performance Bonus.    Annual cash bonuses were primarily intended to motivate executive officers to achieve specific operational and financial objectives. The Employment Agreements entered into by our executive officers provided for annual cash bonus guidelines that ranged from $200,000 to $300,000 for Mr. Riso and from $100,000 to $200,000 for Mr. Sherwyn. For 2012, the targets set by the CNG Committee were primarily driven by the continued implementation and execution of the Company’s articulated strategy to develop relationships with best-in-class regional operators that would enable the Company to develop a strong pipeline of acquisition prospects for deployment of its cash. For 2012, Mr. Riso received a cash performance bonus of $250,000 and Mr. Sherwyn received no cash performance bonus as a result of his departure in June 2012.

Annual Equity Performance Bonus.    Annual equity bonuses were long-term compensation awards designed to align the interests of our executive officers with those of our stockholders. The equity awards granted to our executive officers were generally subject to time-based vesting requirements designed to promote the retention of management and were intended to align the long-term performance and interests of management to that of our stockholders. The Employment Agreements entered into by our executive officers provided for annual equity bonus guidelines that ranged from $125,000 to $375,000 for Mr. Riso and from $150,000 to $250,000 for Mr. Sherwyn. The methodology upon which the annual equity bonuses were awarded were the same as those for annual cash bonuses. Such long-term equity incentive compensation awards consisted of restricted stock, stock options, stock appreciation rights or other types of equity bonus awards, as determined by the CNG Committee and awarded pursuant to the 2007 Equity Plan. For 2012, Mr. Riso received an equity performance bonus of approximately $100,000 awarded in the form of restricted stock units that were subject to vesting annually in three equal installments on each of the grant date anniversaries beginning December 31, 2013 upon continuous employment from the grant date until each of the respective grant date anniversaries. For 2012, Mr. Sherwyn received no equity performance bonus as a result of his departure in June 2012. Upon his departure, Mr. Sherwyn forfeited all of the 30,769 restricted stock units that he held at the time of his resignation, and the Company repurchased 10,000 shares previously issued to Mr. Sherwyn.

Outstanding Equity Awards at Fiscal Year End for 2012

The following outstanding equity awards were held by our executive officers as of December 31, 2012:

Name	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Salvatore (Torey) V. Riso, Jr.(1)	55,641	$417,308	—	—
Steven M. Sherwyn(2)	0	0	—	—

(1)	On January 3, 2012, 42,308 restricted stock units were issued to Mr. Riso that had a fair value of $275,000 based on our closing stock price on December 30, 2011 of $6.50 per share and 13,333 restricted stock units were issued to Mr. Riso on December 31, 2012, that had a grant date fair value of approximately $100,000 based on our closing stock price on December 31, 2012 of $7.50 per share. Each of the restricted stock awards vested annually in three equal installments on each of the issue date anniversaries upon continuous employment with the Company or its subsidiaries from the issue date until each of the respective issue date anniversaries. In connection with the Contribution Transactions, Mr. Riso ceased to be the Company’s President and Chief Executive Officer and became the President and Chief Executive Officer of Care LLC, a subsidiary of the Company, that operates the business conducted by Care Inc. prior to the Contribution Transactions.

(2)	On January 3, 2012, 30,769 restricted stock units were issued to Mr. Sherwyn that had a fair value of $200,000 based on our closing stock price on December 30, 2011 of $6.50 per share that were to vest annually in three equal installments on each of the issue date anniversaries beginning January 3, 2013 upon continuous employment from the issue date until each of the respective issue date anniversaries. Mr. Sherwyn ceased to be Chief Financial Officer and Treasurer of the Company in June 2012. Upon his departure, he forfeited all of the 30,769 restricted stock units that he held at the time of his resignation.

Option Exercises and Stock Vested

We have not granted any stock options. No executive officer’s restricted shares vested during fiscal 2012.

Termination and Change in Control Arrangements

Under the Employment Agreements, our executive officers are entitled to payments and benefits upon the occurrence of specified events including termination of employment. The specific terms of these arrangements are discussed under the heading “Potential Payments Upon Termination or Change in Control.” The terms of these arrangements were negotiated as a part of the Employment Agreements and were considered reasonable in light of our intention to retain Mr. Riso and recruit Mr. Sherwyn to join our Company. Mr. Sherwyn resigned as Chief Financial Officer and Treasurer of the Company in June 2012. In connection with the Contribution Transactions, Mr. Riso ceased to be the Company’s President and Chief Executive Officer and became the President and Chief Executive Officer of Care LLC, a subsidiary of the Company, that operates the business conducted by Care Inc. prior to the Contribution Transactions.

Equity Compensation

The CNG Committee, may, from time to time, grant equity awards pursuant to our Equity Plan that are designed to align the interests of our executive officers with those of our stockholders, by allowing our executive officers to share in the creation of value for our stockholders through stock appreciation and dividends. The equity awards granted to our executive officers are generally subject to time-based vesting requirements designed to promote the retention of management and to achieve strong performance for our Company. These awards further provide flexibility to us in our ability to attract, motivate and retain talented individuals.

Potential Payments to 2012 Named Executive Officers Upon Termination or Change in Control

Severance and Other Benefits Upon Termination of Employment

Mr. Sherwyn resigned as Chief Financial Officer and Treasurer of the Company in June 2012. Mr. Sherwyn did not receive any compensation in connection with his resignation. In connection with the Contribution Transactions, Mr. Riso ceased to be the Company’s President and Chief Executive Officer and became the President and Chief Executive Officer of Care LLC, a subsidiary of the Company, that operates the business conducted by Care Inc. prior to the Contribution Transactions.

If the executive officer’s employment had terminated for any reason, except for a termination due to the executive officer’s notice not to renew the employment or renewal period upon expiration of the term of employment, by us for cause, or by the executive officer without a good reason or on account of death or disability, the executive officer would have been entitled to the following from us: (i) base salary through the date of termination to the extent theretofore unpaid; (ii) the value of any vacation days earned but unused through the date of termination; and (iii) reimbursement for all business expenses properly incurred in accordance with Company policy prior to the date of termination and not yet reimbursed by the Company (collectively, the “Accrued Obligations”). The executive officer also would have been entitled to: (i) the greater of (a) 12 months or (b) the number of whole months between the termination date and February 1, 2013 of such executive officer’s base salary at the rate in effect at the time of termination; (ii) health benefits until the earlier of (a) the 12 month anniversary of the date of termination and (b) the date upon which executive receives similar health benefits or is eligible to receive them from a subsequent employer; (iii) full vesting of the Company’s equity awards as of the termination date and (iv) continuing exercisability of all stock options and stock appreciation rights for the lesser of (a) 12 months after the date of termination or (b) the remainder of their term.

If the executive officer’s employment had terminated on account of death or disability, the executive officer or his estate would have been entitled to the following: (i) the Accrued Obligations; (ii) a pro-rated annual cash bonus and annual equity bonus based upon the number of days in the year of termination through the date of termination relative to 365 days, assuming for such purposes the performance targets applicable to the annual cash bonus and the annual equity bonus have been satisfied at the target bonus level for the year in which the date of termination occurred; (iii) health benefits for 12 months following the date of termination; (iv) full vesting of all Company equity awards as of the date of termination; and (v) continuing exercisability of all stock options and stock appreciation rights for the lesser of (a) 12 months after the date of termination or (b) the remainder of their term.

If the executive officer was terminated due to the executive officer’s notice not to renew the employment period or renewal period upon expiration of the term of employment, by us for cause or if our executive officer’s employment was terminated by the executive officer without Good Reason, the executive officer would have been entitled to the Accrued Obligations and the Company would have had no additional obligations to the executive officers.

Estimated Potential Payments upon Termination

Mr. Sherwyn, our former Chief Financial Officer and Treasurer, resigned in June 2012 and, therefore, is not included herein. In connection with his resignation, Mr. Sherwyn forfeited all of the 30,769 restricted stock units that he held at the time of his resignation. Mr. Sherwyn did not receive any compensation in connection with his resignation. Upon his departure, the Company repurchased 10,000 shares previously issued to Mr. Sherwyn.

Executive Officer	Benefit	Executive Officer’s Notice not to Renew upon Expiration of Term; Termination by the Company for Cause or by Executive without Good Reason	Termination by Death; Disability	Expiration of the Term of the Employment Agreement due to the Company’s notice not to renew; Termination by the Company Without Cause or by Executive for Good Reason
Salvatore (Torey) V. Riso, Jr.	Base Salary	$—	$—	$250,000
	Healthcare	—	22,825	22,825
	Vesting of Stock(1)	—	417,300	417,300

	Total	$—	$440,125	$690,125

(1)	Includes the vesting of 42,308 restricted stock units issued to Mr. Riso on January 3, 2012 and 13,333 restricted stock units issued to Mr. Riso on December 31, 2012, that had a fair value of approximately $417,300 based on our closing stock price on December 31, 2012 of $7.50 per share.

Severance and Other Benefits Upon Change of Control

Pursuant to the award agreements relating to the 42,308 restricted stock units granted to Mr. Riso on December 30, 2011 and 13,333 restricted stock units granted to Mr. Riso on December 31, 2012, if the Company experiences a Change in Control (as defined in the Company’s 2007 Equity Plan) prior to the time that any outstanding RSUs have vested, such unvested RSUs that have not been previously forfeited shall immediately vest and be settled upon the effective date of the change in control, provided that Mr. Riso is then employed by the Company or a subsidiary of the Company. The Contribution Transactions were deemed not to be a Change of Control under the Company’s 2007 Equity Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Owners of More Than 5% of Common Stock and Directors and Named Executive Officers

The following table sets forth the beneficial ownership of our Class A common stock, as of September 18, 2013, for: (1) each person known to us to be the beneficial owner of more than 5% of our Class A outstanding common stock; (2) each of our directors and nominees for director; (3) each of our named executive officers; and (4) our directors, nominees for director and current executive officers as a group. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all shares of common stock set forth opposite their respective names.

The percentage ownership data is based on 10,246,020 shares of our Class A common stock issued and outstanding as of September 18, 2013. We also have issued and outstanding 31,147,371 shares of Class B common stock that generally vote together on all matters with the Class A common stock. All of the Class B common stock is owned by TFP. The Class B common stock represents approximately 75% of the voting power of all of our outstanding common stock. Pursuant to the limited liability company operating agreement of the Operating Subsidiary, under certain circumstances from and after July 1, 2014, the holders of Class B common stock have the right to receive an equivalent number of shares of Class A common stock in lieu of their shares of Class B common stock.

In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).

Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. Unless otherwise indicated, the business address for each beneficial owner listed below is c/o Tiptree Financial Inc., 780 Third Avenue, 21st Floor, New York, New York 10017.

Name	Number of Shares of Class A Common Stock	Percent of Class A Common Stock
Greater than 5% Stockholders
Michael G. Barnes(1)	1,560,707	14.32%
Nomura Securities Co., Ltd(2)	1,134,762	11.08
Citco Bank Canada Ref Fintan Master Fund Ltd.(3)	996,023	9.72
Blue Ridge Investments, L.L.C.(4)	903,533	8.82
Carlyle Multi-Strategy Master Fund Liquidating Trust(5)	672,306	6.56
Tiptree Financial Partners L.P.(1)	652,500	5.99
Arif Inayatullah	527,909	5.15

Directors
Michael G. Barnes(1)	1,560,707	14.32%
Geoffrey N. Kauffman	335,648	3.27
William A. Houlihan	6,625	*
Jonathan Ilany	6,764	*
Richard A. Price	2,683	*
Bradley E. Smith	—	—

Executive Officers
Michael G. Barnes(1)	1,560,707	14.32%
Geoffrey N. Kauffman	335,648	3.27
Julia Wyatt	660	*
Patrick Huvane	15,853	*
Neil C. Rifkind	—	—
All Directors and Executive Officers as a Group (9 Persons)(1)	1,928,940	17.70%

*	The percentage of shares beneficially owned does not exceed one percent of the total shares of our Class A common stock outstanding.

(1)	As disclosed in the Schedule 13D filed on August 23, 2010, as amended July 3, 2013, pursuant to Rule 13d-3 under the Exchange Act, Mr. Barnes is deemed to beneficially own 1,560,707 shares of Class A common stock consisting of 908,207 shares of Class A common stock over which Mr. Barnes has sole voting and dispositive power and 652,500 shares of Class A common stock issuable pursuant to a warrant owned by TFP over which Mr. Barnes has shared voting and dispositive power. Mr. Barnes disclaims beneficial ownership of these securities except to the extent of their pecuniary interest.

(2)	Based on information furnished to the Company by the holder, Mr. Hideo Kitano, Managing Director, Head of Credit Trading Japan, has sole voting and investment power for the shares.

(3)	Based on information furnished to the Company by the holder, Christopher Montclare, Andy Harrison, Erik Mayo and Alex Klikoff have shared voting and investment power for the shares.

(4)	Based on information furnished to the Company by the holder, Bank of America Corporation, a reporting company under the Exchange Act, is the ultimate parent company of Blue Ridge Investments, L.L.C., and shares beneficial ownership of the shares of capital stock of the Company held directly by Blue Ridge Investments, L.L.C.

(5)	Based on information furnished to the Company by the holder, Carlyle Investment Management L.L.C., an investment advisor registered under the Investment Advisors Act of 1940, serves as the investment advisor to the trust and has voting and investment power for the shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and persons who own more than 10% of a registered class of our equity securities are required to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on review of the copies of such reports furnished to us, all Section 16(a) filing requirements applicable to our executive officers, directors and persons who own more than 10% of a registered class of our equity securities were filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures with Respect to Related Party Transactions

Pursuant to the Related Person Transaction Policy set forth in the Charter of the Audit Committee of the Board of Directors, the “Related Person Transaction Policy” requires that all related party transactions (generally, transactions involving amounts exceeding $120,000 in which a related party (directors, director nominees and executive officers or their immediate family members, or stockholders owning 5% of more of our outstanding stock) had or will have a direct or indirect material interest) shall be subject to pre-approval or ratification by the Audit Committee in accordance with the following procedures. No related party transaction shall be approved or ratified if such transaction is contrary to our best interests.

Each party to a potential related party transaction is responsible for notifying our Chief Compliance Officer (or such other person as the Audit Committee may require) of the potential related person transaction in which such person or any immediate family member of such person may be directly or indirectly involved as soon as he or she becomes aware of such transaction. Except in circumstances where such transaction is expected to qualify as an ordinary course transaction (generally: (i) transactions that occur between the Company or any of its subsidiaries and an entity for which any related person serves as an executive officer, partner, principal, member or any similar executive or governing capacity; (ii) an ordinary course transaction in which such related person has an economic interest that does not afford such related person control over such entity on terms and conditions no less favorable to the Company; or (iii) immaterial relationships and transactions in the Instructions to Item 404(a) of Regulation S-K of the Securities Act), such notification should be made prior to the time that the transaction is entered into and such notice shall provide the Chief Compliance Officer (or such other person) a reasonable opportunity, under the circumstances, for the required review of such transaction to be conducted before execution. Our Chief Compliance Officer (or such other person) will determine whether the transaction should be submitted to the Audit Committee for consideration. Unless the Audit Committee otherwise determines after having been notified, any proposed transaction directly between the Company and any related party transaction should be reviewed and approved by the Audit Committee prior to the time that such transaction is entered into.

While our Chief Compliance Officer (or other person) should be notified of any related party transaction that is expected to qualify as an ordinary course transaction, ordinary course transactions shall not be related person transactions and do not require Audit Committee approval under our Related Person Transactions Policy. Our Chief Compliance Officer (or such other person) shall be responsible for making the initial determination as to whether any transaction appears to be within the scope required to be disclosed pursuant to Item 404(a) of Regulation S-K or whether such transaction is, in fact, an ordinary course transaction and must take all reasonable steps to ensure that all related party transactions or any series of similar transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K are presented to the Audit Committee for pre-approval or ratification, if required under the Charter of the Audit Committee, at such Committee’s next regularly scheduled meeting, or by consent in lieu of a meeting if deemed appropriate.

The Audit Committee shall review and assess the adequacy of our related party transaction policy and procedures annually and adopt any changes it deems necessary. Annually, each of our executive officers and directors shall acknowledge their familiarity and compliance with our Related Person Transaction Policy.

Transactions with Related Persons

Contribution Transactions

On July 1, 2013, we completed the Contribution Transactions. Pursuant to the Contribution Agreement, Care Inc. contributed substantially all of its assets to the Operating Subsidiary in exchange for 10,289,192 common units in the Operating Subsidiary (representing an approximately 25% interest in the Operating Subsidiary), and TFP contributed substantially all of its assets (excluding shares of our Class A common stock owned by TFP) to the Operating Subsidiary in exchange for 31,147,371 common units in the Operating Subsidiary (representing an approximately 75% interest in Operating Subsidiary) and 31,147,371 shares of our newly classified Class B common stock.

Transition Services Agreement

On June 30, 2012, TAMCO, TFP and Tricadia entered into a Transition Services Agreement (the “Transition Services Agreement”) in connection with the internalization of the management of TFP. TFP assigned to us its rights and obligations under the Transitions Services Agreement in connection with the Contribution Transactions. Pursuant to the Transition Services Agreement, Tricadia provides TAMCO and its affiliates, including us, with the services of Michael G. Barnes, our Executive Chairman, Julia Wyatt, our Chief Financial Officer, and certain back office, administrative, information technology, insurance, legal and accounting services. The Company pays Tricadia specified prices per service.

For the fiscal year ended December 31, 2012 TFP paid $816,503 in fees to Tricadia and paid Tricadia $988,500 which it used to purchase 37,500 TFP partnership units in each case under the Transition Services Agreement.

Michael G. Barnes, our Executive Chairman and Chairman of our Board, is the Chairman of TFP and an equity owner of Tricadia. Mr. Barnes indirectly benefits from cash and equity fees paid by TFP to Tricadia under the Transition Services Agreement

Geoffrey N. Kauffman, our President and Chief Executive Officer and Vice Chairman of our Board, is President and Chief Executive Officer of TFP and a limited partner of Tricadia and may indirectly benefit from cash and equity fees paid by TFP to Tricadia under the Transition Services Agreement.

Arif Inayatullah, a stockholder beneficially owning approximately 5.15% of the Class A common stock, is an equity owner of Tricadia and indirectly benefits from cash and equity fees paid by TFP to Tricadia under the Transition Services Agreement.

Administrative Services Agreement

TFP and BackOffice Services Group, Inc. (“BOSG”) entered into an Administrative Services Agreement on June 12, 2007 (the “Administrative Services Agreement”), which was assigned to the Operating Subsidiary on July 1, 2013 in connection with the Contribution Transactions, under which BOSG provides the services of Patrick Huvane, our Chief Accounting Officer, and certain back office, administrative and accounting services to the Company. BOSG is an affiliate of Mariner. Under the Administrative Services Agreement, the Company pays BOSG a quarterly fee of 0.025% of the Company’s Net Assets, defined as the Company’s total assets less total liabilities, including accrued income and expense, calculated in accordance with GAAP. The Administrative Services Agreement has successive one year terms but may be terminated by the Company or BOSG upon 60 days prior notice.

For the fiscal years ended December 31, 2012 and 2011, we paid $320,582 and $243,206, respectively, in fees to BOSG under the Administrative Services Agreement.

Tricadia and Mariner are parties to a services agreement under which Mariner receives a portion of Tricadia’s revenues, in return for which Mariner provides certain support services to Tricadia and its affiliates, including back office, human resources, marketing, compliance, legal support, and investor relations.

TREIT Services Agreement

Prior to the Contribution Transactions, on November 4, 2010, the Company entered into a Services Agreement (the “TREIT Services Agreement”) with TREIT, which was a subsidiary of TFP, pursuant to which TREIT provides certain advisory and support services. TREIT became an indirect subsidiary of the Company in connection with the Contribution Transactions. The TREIT Services Agreement was assigned by the Company to its subsidiary Care LLC on July 1, 2013 in connection with the Contribution Transactions. The Services Agreement remains in full effect but following the Contribution Transactions is no longer a related party transaction.

For the fiscal years ended December 31, 2012 and 2011, we paid $0.5 million and $2.9 million, respectively, in base services and incentive fees to TREIT.

Michael G. Barnes, our Executive Chairman and Chairman of our Board, is the Executive Chairman of TFP, the former parent of TREIT, and an equity owner of Tricadia, an affiliate of TFP. Because of his positions, Mr. Barnes indirectly benefited from cash and equity fees paid by the Company to TREIT under the TREIT Services Agreement.

Geoffrey N. Kauffman, our President and Chief Executive Officer and Vice Chairman of our Board, is President and Chief Executive Officer of TFP and a limited partner of Tricadia. Because of his positions, Mr. Kauffman indirectly benefited from cash and equity fees paid by the Company to TREIT.

Shared Office Space

Beginning in November 2010, the Company began sharing office space with TFP. The Company continues to share office space with TFP at its corporate headquarters and does not receive any reimbursements from TFP related to the current rent payments of approximately $20,000 per month.

ADDITIONAL INFORMATION

Solicitation of Proxies

We will pay the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may also solicit proxies personally or by telephone without additional compensation for such activities. We may also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses.

Stockholder Proposals

Proposals for Inclusion in the Proxy Statement.    Under the Exchange Act, if a stockholder wants to include a proposal for consideration in our proxy statement and on proxy card with respect to our 2014 annual meeting of stockholders, which we expect to hold on or about June 6, 2014, the proposal must be received in writing at Tiptree Financial Inc., 780 Third Avenue, 21st Floor, New York, NY 10017, Attn: Secretary, no later than 5:00 p.m., Eastern Time, on February 6, 2014. Such proposals must comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”) and our Third Amended and Restated Bylaws.

Proposals to be Offered at an Annual Meeting.    Article II, Section 10 of our Third Amended and Restated Bylaws provides certain procedures that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting if such matter is not intended to be considered for inclusion in our proxy statement pursuant to Rule 14a-8. These procedures provide that such nominations for director nominees and/or items of business must be submitted in writing to the Secretary of the Company at Tiptree Financial Inc., 780 Third Avenue, 21st Floor, New York, NY 10017, Attn: Secretary and must be received by the Secretary no later than 5:00 p.m., Eastern Time, on February 6, 2014.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. Stockholders may revoke their consent at any time in writing to Tiptree Financial Inc., 780 Third Avenue, 21st Floor, New York, NY 10017, Attn: Secretary or by calling our corporate number at (212) 446-1400.

Upon request, we will promptly deliver a separate copy of this proxy statement, the Annual Report and any other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. Stockholders may request a separate copy of this proxy statement, the Annual Report or any other proxy materials by writing to Tiptree Financial Inc., 780 Third Avenue, 21st Floor, New York, NY 10017, Attn: Secretary or by calling our corporate number at (212) 446-1400. In addition, if you are receiving multiple copies of this proxy statement, Annual Report or other proxy materials, you can request householding by contacting our Secretary in the same manner.

OTHER MATTERS

Our Board of Directors does not know of any matters other than those described in this proxy statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

By Order of our Board of Directors

/s/ Neil C. Rifkind
Neil C. Rifkind
Vice President, General Counsel and Secretary

New York, New York

October 4, 2013

EXHIBIT A

TIPTREE FINANCIAL INC.

2013 OMNIBUS INCENTIVE PLAN

Tiptree Financial Inc. (the “Company”), a Maryland corporation, hereby establishes and adopts the following Tiptree Financial Inc. 2013 Omnibus Incentive Plan (the “Plan”).

1. PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors and consultants of the Company and its Subsidiaries who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2. DEFINITIONS

2.1. “162(m) Award” means an Award intended to qualify as qualified performance-based compensation under Section 162(m) of the Code.

2.2. “Affiliate” means, as to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The term “controlling” and “controlled” shall have meanings correlative to the foregoing.

2.3. “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award or Performance Award granted pursuant to the provisions of the Plan.

2.4. “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.

2.5. “Board” shall mean the board of directors of the Company.

2.6. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.7. “Committee” shall mean the Compensation, Nominating and Governance Committee of the Board or a subcommittee thereof formed by the Compensation, Nominating and Governance Committee to act as the Committee hereunder, or such other committee to address matters under this Plan as may be constituted by the Board from time to time. To the extent that the Company grants a 162(m) Award, the Committee shall consist of no fewer than two Directors, each of whom is an “outside director” within the meaning of Section 162(m) of the Code.

2.8. “Covered Employee” shall mean an employee of the Company or its subsidiaries who is a “covered employee” within the meaning of Section 162(m) of the Code to the extent required by such rules.

2.9. “Director” shall mean a member of the Board who is not an employee of the Company or any of its Subsidiaries.

2.10. “Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.11. “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary. Solely for purposes of the Plan, an Employee shall also mean any consultant who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.12. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.13. “Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair Market Value of Shares as of any date shall be the per Share closing price of the Shares as reported on the principal securities exchange on which the Shares are traded, and if the Shares are not listed on a securities exchange, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion.

2.14. “Limitations” shall have the meaning set forth in Section 10.5.

2.15. “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.16. “Other Share-Based Award” shall have the meaning set forth in Section 8.1.

2.17. “Participant” shall mean an Employee or Director who is selected by the Committee to receive an Award under the Plan.

2.18. “Payee” shall have the meaning set forth in Section 13.1.

2.19. “Performance Award” shall mean any Award of Performance Cash or Performance Shares granted pursuant to Article 9.

2.20. “Performance Cash” shall mean any cash incentives granted pursuant to Article 9 which will be paid to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.21. “Performance Period” shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.22. “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value will be paid to the Participant upon achievement of such performance goals as the Committee shall establish.

2.23. “Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

2.24. “Permitted Assignee” shall have the meaning set forth in Section 12.3.

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2.25. “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.26. “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.27. “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, and/or to receive any Dividend Equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.28. “Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1

2.29. “Shares” shall mean the shares of the Class A common stock of the Company, par value $0.01 per share.

2.30. “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.

2.31. “Subsidiary” shall mean with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which (i) if a corporation, at least 25% of the total voting power of shares of stock entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association, joint venture or other business entity, at least 25% of the partnership, joint venture or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.

2.32. “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

3. SHARES SUBJECT TO THE PLAN

3.1. Number of Shares. (a) Subject to adjustment as provided in Section 12.2, a total of 2,000,000 Shares shall be authorized for issuance under the Plan.

(b) If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award (including payment in Shares on exercise of a Stock Appreciation Right), such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the Plan.

(c) In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering

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of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall be available for issuance under the Plan.

(d) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

3.2. Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4. ELIGIBILITY AND ADMINISTRATION

4.1. Eligibility. Any Employee or Director shall be eligible to be selected as a Participant.

4.2. Administration. (a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares or dollar value to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary.

(c) To the extent not inconsistent with applicable law, or the rules and regulations of the principal securities exchange on which the Shares are traded, the Committee may delegate to (i) a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) to the extent permitted by law, one or more executive officers or a committee of executive officers the right to grant Awards to Employees who are not Directors or executive officers of the Company.

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5. OPTIONS

5.1. Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2. Award Agreements. All Options granted pursuant to this Article shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3. Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided that the option price of an incentive stock option granted to an employee who, at the time of grant, owns stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company (a “Ten Percent Shareholder”) shall be no less than 110% of the Fair Market Value of one Share on the date of grant of such Option.

5.4. Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; provided, further that no incentive stock option granted to a Ten Percent Shareholder shall be exercisable after five (5) years from the date the Option is granted.

5.5. Exercise of Options. (a) Options shall be subject to such vesting conditions as may be imposed by the Committee. Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(b) Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement, or (vi) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

(c) The Award Agreement for an Option shall set forth the extent to which it may be exercised following termination of the Participant’s employment with or provision of services to the Company (including service as a director of the Company) and its Subsidiaries.

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5.6. Form of Settlement. In its sole discretion, the Committee may provide that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.

5.7. Incentive Stock Options. The Committee may grant Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code, to any employee of the Company or any subsidiary (as defined in Section 422 of the Code), subject to the requirements of Section 422 of the Code. The aggregate Fair Market Value (determined as of the date an Option is granted) of the Shares for which incentive stock options granted to any employee under this Plan may first become exercisable in any calendar year shall not exceed $100,000. Solely for purposes of determining whether Shares are available for the grant of “incentive stock options” under the Plan, the maximum aggregate number of Shares that may be issued pursuant to “incentive stock options” granted under the Plan shall be 1,000,000 Shares, subject to adjustment provided in Section 12.2.

6. STOCK APPRECIATION RIGHTS

6.1. Grant and Exercise. The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award, in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2. Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right on the date of grant, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of one Share on such date of grant of the right.

(b) The Committee shall determine in its sole discretion whether upon the exercise of a Stock Appreciation Right payment shall be made in cash, in whole Shares or other property, or any combination thereof.

(c) The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d) Stock Appreciation Rights shall be subject to such vesting conditions as may be imposed by the Committee. The Committee may impose such other conditions or restrictions on the terms of exercise of any Stock Appreciation Right, as it shall deem appropriate. The Award Agreement for the Stock Appreciation Right shall set forth the extent to which it may be exercised following termination of the Participant’s employment with or provision of services to the Company (including service as a director of the Company) and its Subsidiaries.

(e) A Stock Appreciation Right shall have (i) a grant price not less than Fair Market Value on the date of grant (subject to the requirements of Section 409A of the Code with respect to a Stock Appreciation Right granted in conjunction with, but subsequent to, an Option), and (ii) a term not greater than ten (10) years.

(f) The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

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7. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1. Grants. Awards of Restricted Stock and Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. A Restricted Stock Award or Restricted Stock Unit Award shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee, unless the Committee applies Article 10 to the Award as provided in Section 10.1. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

7.2. Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.

7.3. Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving a Restricted Stock Unit Award shall not possess any rights of a stockholder with respect to such Award. Except as otherwise provided in an Award Agreement any Shares or any other property (including cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award. Notwithstanding the provisions of this Section, cash dividends with respect to any Restricted Stock Award and any other property distributed as a dividend or otherwise with respect to any Restricted Stock Award or the number of Shares covered by a Restricted Stock Unit Award shall either (i) not be paid or credited or (ii) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Restricted Stock Units with respect to which such cash, Shares or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

7.4. Effect of Termination of Employment. The Award Agreement for Restricted Stock Award or Restricted Stock Unit Award shall set forth the extent to which the Participant shall have the right to retain Restricted Stock or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company (including service as a director of the Company) and its Subsidiaries.

7.5. Issuance of Shares. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8. OTHER SHARE-BASED AWARDS

8.1. Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”) may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under

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the Plan and other earned cash-based compensation. Other Share-Based Awards shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee, unless the Committee applies Article 10 to the Award as provided in Section 10.1.

8.2. Award Agreements. The terms of Other Share-Based Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant. Notwithstanding the provisions of this Section, Dividend Equivalents and cash and any property distributed as a dividend or otherwise with respect to the number of Shares covered by a Other Share-Based Award shall be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by a Other Share-Based Award with respect to which such cash, Shares or other property has been distributed.

8.3. Effect of Termination of Employment. The Award Agreement for an Other Share-Based Award shall set forth the extent to the Award will be retained following termination of the Participant’s employment with or provision of services to the Company (including service as a director of the Company) and its Subsidiaries.

8.4. Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9. PERFORMANCE AWARDS

9.1. Grants. Performance Awards in the form of Performance Cash or Performance Shares, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon criteria set forth in Section 10.2.

9.2. Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant.

9.3. Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4. Effect of Termination of Employment. The Award Agreement for Performance Awards shall set forth the extent to which the Participant shall have the right to retain Performance Awards following termination of the Participant’s employment with or provision of services to the Company and its Subsidiaries.

9.5. Payment. Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be paid only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

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10. CODE SECTION 162(m) PROVISIONS

10.1. Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee and the Committee determines that such Award should qualify as a 162(m) Award, then the Committee may provide that this Article 10 is applicable to such Award.

10.2. Performance Criteria. If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; booking value of contract awards; year-end backlog; days sales outstanding; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; stockholder equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

10.3. Adjustments. Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances.

10.4. Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

10.5. Limitations on Grants to Individual Participants. Subject to adjustment as provided in Section 12.2, no Participant may be granted (i) Options or Stock Appreciation Rights during any 12-month

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period with respect to more than 500,000 Shares or (ii) Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards in any 12-month period that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares with respect to more than 500,000 Shares (the “Limitations”). In addition to the foregoing, the maximum dollar value that may be earned by any Participant in any 12-month period with respect to Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $5,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

11. CHANGE IN CONTROL PROVISIONS

11.1. Treatment of Awards. (a) Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company in which the successor company assumes or replaces an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award, (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or a subsidiary thereof) terminates (other than a termination by the Company for cause (as defined in an Award Agreement) within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable): (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months, (ii) restrictions, limitations and other conditions on Restricted Stock and Restricted Stock Units shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, (iii) all Performance Awards shall be considered to be earned and payable (pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any other restriction shall lapse and such Performance Awards shall be immediately settled or distributed, and (iv) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards shall lapse, and such Other Share-Based Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 12.1, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award shall be considered assumed or replaced if following the Change in Control the assumed or replacement award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares).

(b) Unless otherwise provided in an Award Agreement, in the event of any Change in Control of the Company, to the extent the successor company does not assume or replace an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and does not continue the Award): (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or replaced shall immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units that are not assumed or replaced shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, (iii) all Performance Awards shall be considered to be earned and payable (pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any other restriction shall lapse and such Performance Awards shall be immediately settled or distributed, and (iv) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards shall lapse, and such

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Other Share-Based Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.

(c) Notwithstanding the foregoing, the Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Option and Stock Appreciation Right shall be cancelled and in consideration for such cancellation each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine; provided, that if the exercise price per share of such Option and/or Stock Appreciation Right equals or exceeds the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control, then such Option and/or Stock Appreciation Right may be cancelled without the payment of consideration.

11.2. Change in Control. For purposes of the Plan, Change in Control means the occurrence of any of the following events: (i) sale of all or substantially all of the assets of the Company to any Person or group of Persons which is not Tiptree Financial Partners L.P. or its Affiliate; (ii) any Person or group of Persons (other than a group consisting solely of Tiptree Financial Partners L.P. or its Affiliates) is or shall become the “beneficial owner” (as defined in Rule 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting stock of the Company then outstanding or (iii) a merger or consolidation pursuant to which any Person or group of Persons (other than a group consisting solely of Tiptree Financial Partners L.P. or its Affiliates) becomes the “beneficial owner” (as defined in clause (ii) above) of more than 50% of the voting stock of the Company or the surviving or resulting entity immediately following the consummation of such transaction.

12. GENERALLY APPLICABLE PROVISIONS

12.1. Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Shares are traded; and further provided that the Board may not, without the approval of the Company’s stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3 or Section 6.2(f) to eliminate the requirements relating to minimum exercise price, minimum grant price and stockholder approval or (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), or (f) amend any provision of Section 10.5. Unless required by applicable law, rule or regulation, no amendments to, or suspension or termination of, the Plan shall impair the rights of a Participant in any material respect under any Award previously granted without such Participant’s consent.

12.2. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate to prevent dilution or enlargement of the rights of Participants under the Plan, taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may

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be delivered under the Plan, in the aggregate or to any one Participant, the Limitations, the maximum number of Shares that may be issued as incentive stock options and, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate provided, however, that the number of Shares subject to any Award shall always be a whole number.

12.3. Transferability of Awards. Except as provided below, no Award and no Shares subject to Awards described in Article 8 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award without consideration (each transferee thereof, a “Permitted Assignee”) to (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the participant or the Persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

12.4. Termination of Employment. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

12.5. Deferral; Dividend Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award), other than an Option or Stock Appreciation Right, may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that such amounts and Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such cash, stock or other property has been distributed.

13. MISCELLANEOUS

13.1. Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant

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of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) otherwise deliverable in connection with the Award.

13.2. Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

13.3. Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.4. Forfeiture Events. (a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company and/or a Subsidiary, violation of material Company, and/or Subsidiary policies, breach of noncompetition, non-solicitation, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, and/or its Subsidiaries.

(b) If the Company is required to file an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or recklessly engaged in the misconduct, or knowingly or recklessly failed to prevent or report the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued for such period as determined by the Committee following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document reflecting such material noncompliance.

13.5. Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or

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state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.6. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

13.7. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.8. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of a change in law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.9. Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.10. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.11. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of New York, without reference to principles of conflict of laws, and construed accordingly.

13.12. Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Plan by the Board. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

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13.13. Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

13.14. No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization, the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

13.15. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

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TIPTREE FINANCIAL INC. 780 THIRD AVENUE 21ST FLOOR NEW YORK, NY 10017

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Tiptree Financial Inc., Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  ☒

M41506-P22275	KEEP THIS PORTION FOR YOUR RECORDS
IF VOTING BY MAIL DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TIPTREE FINANCIAL INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote “FOR ALL” on the following proposal:
	☐	☐	☐	_____________________________________
Vote on Directors

1. Election of Directors

Nominees:

01) Michael G. Barnes	05) Richard A. Price
02) Geoffrey N. Kauffman	06) Bradley E. Smith
03) William A. Houlihan
04) Jonathan Ilany

Vote on Proposals

The Board of Directors recommends you vote “FOR” the following proposals:	For	Against	Abstain

2. To approve the Company’s 2013 Omnibus Incentive Plan	☐	☐	☐

3. To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.	☐	☐	☐

NOTE: To conduct such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (If held jointly)	Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on November 7, 2013:

The Notice and Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com.

M41507-P22275

TIPTREE FINANCIAL INC.

ANNUAL MEETING OF STOCKHOLDERS

NOVEMBER 7, 2013

4:00 PM Local Time

This proxy card is solicited on behalf of

The Board of Directors for the Annual Meeting of Stockholders on November 7, 2013

The undersigned hereby appoints Geoffrey N. Kauffman, Julia Wyatt and Neil C. Rifkind, and each of them, as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of Tiptree Financial Inc. common stock held of record as of the close of business on September 18, 2013 at the Annual Meeting of Stockholders to be held on Thursday, November 7, 2013 at 4:00 p.m. local time at 780 Third Avenue, 29th Floor, New York, NY 10017, and any adjournments or postponements thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any direction indicated on the reverse side of this card. The shares of common stock you beneficially own will be voted as you specify. If no directions are given, the proxies will vote “FOR ALL” nominees in Proposal 1 and “FOR” Proposal 2 and Proposal 3.

In the event that (i) any nominee herein becomes unable or unwilling to serve, or (ii) any other matter properly comes before the meeting, the proxies are authorized to vote in the manner recommended by the Board of Directors for such vote or, if no recommendation is made, in the discretion of the proxies.

Please mark, sign and date this proxy card and return it promptly in the enclosed postage-paid envelope so that the shares may be represented at the Annual Meeting.

Continued and to be signed on reverse side